Exhibit 99.3

Execution Version

May 28, 2020

BEST INC.

and

ALIBABA.COM HONG KONG LIMITED

and

MR. SHAO-NING JOHNNY CHOU

CONVERTIBLE NOTE PURCHASE AGREEMENT

ANNEX A	FORM OF NOTE INSTRUMENT
SCHEDULE 1	REGISTRATION RIGHTS

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made on May 28, 2020 by and between:

(1)                                 BEST INC., an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

(2)                                 ALIBABA.COM HONG KONG LIMITED, a company incorporated under the laws of Hong Kong (the “Investor”); and

(3)                                 SHAO-NING JOHNNY CHOU (the “Founder”), entering into this Agreement solely for purposes of the Founder Applicable Sections,

each, a “Party,” and collectively, the “Parties” (and the Founder shall only be deemed a Party with respect to the Founder Applicable Sections).

WHEREAS:

The Company proposes to issue, and the Investor proposes to subscribe for, on and subject to the terms and conditions set out in this Agreement, $150,000,000 aggregate principal amount of unsecured convertible senior notes, convertible into fully paid Ordinary Shares (or such Ordinary Shares in the form of ADSs) of the Company.

IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS

1.1          Terms and expressions defined in the Instrument shall have the same meanings when used in this Agreement unless separately defined in this Agreement. The following terms and expressions used in this Agreement, unless the context otherwise requires, shall have the following meanings:

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing one Ordinary Share of the Company as of the date of this Agreement, and deposited with the ADS Custodian.

“ADS Custodian” means Citibank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means Citibank, N.A., as depositary for the ADSs, or any successor entity thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and, in the case of a natural Person, shall include such Person’s spouse, parents, children and siblings.

“Affiliated Person” with respect to a Person, means such Person’s director, supervisor, executive, employee, agent or other party acting on behalf of such Person.

“Agreement” has the meaning given to it in the preamble.

“Annual Report” means the Company’s Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on April 17, 2020.

“Anti-Corruption Law” means anti-bribery or anti-corruption related Laws that are applicable to business and transactions of the Group Companies and their respective Affiliates, including Laws relating to anti-corruption and anti-commercial bribery in the PRC, the amended U.S. Foreign Corrupt Practice Act of 1977, as well as applicable anti-bribery or anti-corruption Laws of other jurisdictions.

“Anti-Money Laundering Laws” means anti-money laundering related laws that are applicable to business and transactions of the Group Companies and their respective Affiliates, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the U.S. PATRIOT ACT of 2001, Her Majesty’s Treasury (HMT), the Organized and Serious Crimes Ordinance and the Anti-Money Laundering and Counter-Terrorist Financing Ordinance of Hong Kong, and PRC anti-money laundering laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency.

“Articles” means the Ninth Amended and Restated Memorandum and Articles of Association of the Company, as may be further amended, modified, supplemented or restated from time to time.

“Assessment Period” has the meaning given to it in Section 7.1.

“Authorized Persons” has the meaning given to it in Section 9.1.

“Board” means the board of directors of the Company.

“Board Approval” has the meaning given to it in Section 3.2.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the PRC, Hong Kong or the Cayman Islands are required by law to be closed or are otherwise required to be closed due to the COVID-19 outbreak.

“Class A Ordinary Shares” means class A ordinary shares of the Company with a par value of $0.01 each in the share capital of the Company.

“Class B Ordinary Shares” means class B ordinary shares of the Company with a par value of $0.01 each in the share capital of the Company.

“Class C Ordinary Shares” means class C ordinary shares of the Company with a par value of $0.01 each in the share capital of the Company.

“Closing” has the meaning given to it in Section 3.1.

“Closing Date” has the meaning given to it in Section 3.1.

2

“Company” has the meaning given to it in the preamble.

“Company Intellectual Property” means all Intellectual Property Rights that are used in connection with, and are material to the business of the Company and the Subsidiaries and all Intellectual Property Rights owned by or licensed to the Company and the Subsidiaries.

“Company Securities” means (i) the ordinary shares of the Company (including the Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares of the Company), (ii) securities convertible or exercisable into, or exchangeable for, ordinary shares of the Company, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants, restricted share units or other rights to acquire any of the foregoing; for the avoidance of doubt, “Company Securities” include the ADSs.

“Company Systems” has the meaning given to it in Section 5.1(ff).

“Conditions Precedent” means each of the conditions as set out in Section 4.1.

“Confidential Information” has the meaning given to it in Section 9.1.

“Control”, when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Controlled Entity” has the meaning given to it in Section 5.1(f).

“Data Protection Obligations” means any applicable Laws, contractual obligations, and written policies and terms of use relating to privacy, information security, network security, cybersecurity, data protection or the Processing of Personal Information, including those governing data breach notification, third-party data transfers, cross-border data transfers and data localization requirements.

“Deposit Agreement” means the deposit agreement dated as of September 22, 2017, by and among the Company, the ADS Depositary and the holders and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Disclosed” means, with respect to any fact, matter, event, circumstance or information, that such fact, matter, event, circumstance or information is fairly and specifically disclosed in the Public Filings, excluding any forward-looking disclosures set forth in any risk factor sections and any disclosure of non-specific risks faced by the Group included in any forward-looking statement, disclaimer, risk factor disclosure or other similarly non-specific statements that are similarly cautionary, predictive or forward-looking in nature.

“Encumbrance” means any claim, mortgage, lien, pledge, title defect, easement, adverse claim as to title, possession or use, restrictive covenant, option, charge, security interest, encumbrance or other similar right of any third parties or other restriction or limitation of any kind whatsoever, including any restriction on the use, voting, transfer, receipt of income, or exercise of any attributes

3

of ownership, whether voluntarily incurred or arising by operation of law, and includes any agreement to grant any of the foregoing.

“Environmental Laws” has the meaning given to it in Section 5.1(ss).

“ESOP” means the 2008 Equity and Performance Incentive Plan and the 2017 Equity Incentive Plan, each as Disclosed.

“Evaluation Date” has the meaning given to it in Section 5.1(nn).

“Exchange” means the New York Stock Exchange.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rules” means the rules of the Exchange.

“Financial Statements” has the meaning given to it in Section 5.1(ll).

“Founder” has the meaning given to it in the preamble.

“Founder Applicable Sections” means Sections 1, 7, 9, 10, 11, 12 and 14 through 20.

“GAAP” means United States generally accepted accounting principles.

“Government Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; director, officer or employee or agent of an entity wholly or partially owned by a Governmental Authority, including a state-owned or controlled enterprise; or any person acting in an official capacity for or on behalf of any of the foregoing.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory, Tax or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, Hong Kong, the Cayman Islands, the British Virgin Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, any self-regulatory organization and stock exchanges.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company and the Subsidiaries from time to time; collectively, the “Group”.

4

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“Instrument” means the instrument to be executed by the Company constituting the Notes in the form set out in Annex A to this Agreement.

“Intellectual Property Rights” has the meaning given to it in Section 5.1(ee).

“Investor” has the meaning given to it in the preamble.

“Law(s)” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

“Liabilities” means, with respect to any Person, liabilities or obligations of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

“Licenses” means, with respect to any Person, all franchises, licenses, permits, approvals, certificates, authorizations, registrations, declarations or filings by or with any Governmental Authorities that are presently required or necessary to own or lease, as the case may be, and to operate such Person’s respective properties and to carry on such Person’s respective businesses as now conducted.

“Loss” means any losses, Liabilities, damages, diminution in value, Taxes, costs or expenses (including legal expenses).

“Material Adverse Effect” means any event, fact, condition or circumstance or any combination of them that, individually or in the aggregate with any other such events, facts, conditions or circumstances, has had or would reasonably be expected to have, a material adverse effect on any of the following: (i) the business, operations, earnings, assets, liabilities, properties, financial or other condition, results of operation or prospects of the Group taken as a whole; or (ii) the ability of the Group Companies to perform their obligations under any of the Transaction Documents.

“Material Contract” has the meaning given to it in Section 5.1(zz).

“NDRC” has the meaning given to it in Section 5.1(q).

“NDRC Circular” has the meaning given to it in Section 5.1(q).

“New ADS” means an American Depositary Share, issuable pursuant to Section 7 of the Instrument and the Deposit Agreement, representing one New Share (adjusted as applicable), and deposited with the ADS Depositary.

“New Shares” means Ordinary Shares issuable upon the conversion of the Notes in accordance with the Instrument.

5

“Note Certificate” means a certificate in respect of a Noteholder’s registered holding of Notes issued to each Noteholder pursuant to the terms of the Instrument. “Noteholder” and (in relation to a Note) “holder” means the Person in whose name a Note is registered in the Register of Noteholders.

“Notes” means the convertible notes in an aggregate principal amount of $150,000,000, constituted by the Instrument and issued with the benefit of, and subject to, the terms and conditions set out therein.

“Offer Acceptance Period” has the meaning given to it in Section 7.2(b).

“Ordinary Shares” means Class A Ordinary Shares of the Company.

“Party” and “Parties” have the meanings given to them in the preamble.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Personal Information” means all information from or about an individual person that is used or could be used to identify, contact or precisely locate the individual.

“PFIC” has the meaning given to it in Section 5.1(bb).

“PRC” means the People’s Republic of China, excluding, for the purpose of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Processing” means the receipt, access, acquisition, collection, compilation, use or transfer for use in direct marketing, storage, processing, safeguarding, security, disposal, destruction, disclosure, transfer, or export of Personal Information.

“Public Filings” means the Annual Report and the Company’s other reports and registration statements filed with or furnished to the SEC after December 31, 2019 and publicly available at least one Business Day before the date of this Agreement, without giving effect to any amendments or supplements thereto filed after 9:30 a.m. (New York City time) on the Business Day before the date of this Agreement.

“Register of Noteholders” means the register to be kept at the Company’s business or registered office on which the names and addresses of the holders of the Notes and the particulars of the Notes held by them (including conversion or cancellation of the Notes as well as the amount of outstanding principal amount and accrued interest owing to the Noteholder) and of all transfers of the Notes are entered in accordance with the terms of the Instrument.

“Registration Certificate” has the meaning given to it in Section 5.1(q).

“Registration Rights” has the meaning given to it in Section 5.1(t).

“Relevant Taxing Jurisdiction” has the meaning given to it in Section 5.1(w).

6

“SAFE Rules and Regulations” has the meaning given to it in Section 5.1(xx).

“Sale Notice” has the meaning given to it in Section 7.2(a).

“Sale Period” has the meaning given to it in Section 7.2(c).

“Sanctioned Country” means any U.S. embargoed or restricted country or any other country or territory that is the subject or target of comprehensive Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

“Sanctions” means any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any orders or licenses issued pursuant to the Iran Sanctions Act, as amended; the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, or the U.S. Syria Accountability and Lebanese Sovereignty Act.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means, collectively, Sarbanes-Oxley, the Securities Act, the Exchange Act, the rules and regulations promulgated by the SEC, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the Exchange Rules.

“Subject Securities” has the meaning given to it in Section 7.2(a).

“Subscription Amount” has the meaning given to it in Section 2.1.

“Subsidiary” means any Person that is Controlled directly or indirectly by the Company, including the Company’s direct or indirect subsidiaries and consolidated affiliated entities (including consolidated VIEs).

“Surviving Provisions” means Sections 1 and 7 through 20.

“Tax” means (i) in the PRC: (A) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp

7

duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (B) all interest, penalties (administrative, civil or criminal), late payment surcharge or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A) above, and (C) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (A) and (B) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i) above. And the term “Taxable” has the meaning correlative to the foregoing.

“Tax Return” means any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Transaction Documents” means this Agreement, the Instrument and the Note Certificates and all other documents or written agreements entered into in connection with the transactions contemplated hereby.

“Transfer” means to transfer, sell, assign, distribute, pledge, encumber, hypothecate, assign, exchange, or in any other way directly or indirectly dispose of, in whole or in part, either voluntarily or involuntarily, through intermediate vehicles or not, including by gift, by way of merger (forward or reverse) or similar transaction, by operation of law or otherwise, any security or any legal or beneficial interest therein, including the grant of an option or other right or interest that would result in the transferor no longer having the economic consequences of ownership in, or the power to vote, such security. And the term “Transferred” has the meaning correlative to the foregoing.

“Unconditional Date” has the meaning given to it in Section 4.2.

“$” means the legal currency of the United States of America.

“VIE Agreements” has the meaning given to it in Section 5.1(k).

“VIEs” means the Subsidiaries that are variable interest entities and for the purpose of this definition, “variable interest entities” means with respect to any Person, any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such person prepares its financial statements in accordance with accounting principles other than the accounting principles generally accepted in the United States of America, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles.

“Voting Power Change” has the meaning given to it in Section 7.1.

“Warranties” mean the representations and warranties made by the Company contained in or given pursuant to Section 5.1.

8

1.2                               In this Agreement:

(a)                                 words denoting the singular shall include the plural and vice versa;

(b)                                 words denoting one gender shall include each gender and all genders;

(c)                                  references to Sections and Annexes are, unless stated otherwise, references to Sections and Annexes of this Agreement;

(d)                                 the headings are inserted for convenience only and will not affect the construction of this Agreement;

(e)                                  whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(f)                                   any reference to an enactment or a statutory provision is a reference to it as it may have been or may from time to time be, amended, modified, consolidated or re-enacted;

(g)                                  the terms “hereof” and “hereunder” (and any other similar expressions) refer to this Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto; and

(h)                                 any statement in this Agreement qualified by the expression “to any Person’s knowledge” or “so far as the Person is aware” or any similar expression shall be a reference to the actual knowledge of the directors and members of the senior management team of such Person and the deemed knowledge of such matters as such directors and senior management team members would have discovered, had such directors and senior management team members made due and careful enquiry by a Person in the position of such directors and senior management team members.

1.3                               The recitals and Annexes shall be deemed to be incorporated in this Agreement.

2.                                      PURCHASE OF THE NOTES

2.1                               Subject to and in accordance with the provisions of this Agreement, the Company agrees to issue to the Investor, and the Investor agrees to subscribe for the Notes (having an aggregate principal amount of $150,000,000) at an aggregate purchase price of $150,000,000 (the “Subscription Amount”).

2.2                               The Company shall use the net proceeds from the issuance of the Note for the Group’s working capital and other lawful general corporate purposes consistent with past practice and in the ordinary course of business, and shall not use such proceeds (i) for the satisfaction of any portion of the Group’s debt other than payment of any amount payable hereunder or any trade payable in the ordinary course of the Group’s business and consistent with past practices, (ii) for the payment of dividends on or the redemption of any capital stock of the Group Companies, ADS or any shares, interests, rights to acquire, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Group Companies, (iii) for the settlement

9

of any outstanding litigation, or (iv) for payment of any related party transaction of the Group, in each case, without the prior written consent of the Investor.

3.                                      CLOSING

3.1                               The closing of the issuance and purchase of the Notes (the “Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable, but in no event later than five (5) Business Days after all the Conditions Precedent have been waived by the Investor or satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver issued by the Investor thereof at the Closing), or at such other time and place as the Company and the Investor may mutually agree in writing. The date and time of the Closing are referred to herein as the “Closing Date.”

3.2                               On or before the Closing, the Company shall procure that the Board shall have duly approved (or granted, as applicable) in accordance with the Articles and the applicable Laws: (a) the execution of all the Transaction Documents and the performance of the Company’s obligations thereunder; (b) the issue of the Notes to the Investor in accordance with this Agreement; (c) the issue of all New Shares (or such New Shares in the form of ADSs); and (d) the performance by the Company of its other obligations under the Instrument (and the terms and conditions relating to the Notes set out therein) (the “Board Approval”).

3.3                               At Closing:

(a)                                 the Company shall do all (but not part, unless the Investor so agrees) of the following:

(i)                                     deliver to the Investor the duly executed Instrument;

(ii)                                  issue the Notes subscribed for in Section 2.1 to the Investor and procure the entry of the name of the Investor in the Register of Noteholders and deliver to the Investor (y) a certified true copy of the latest Register of Noteholders and (z) the Note Certificate duly executed representing the aggregate principal amount of the Notes subscribed for; and

(iii)                               deliver to the Investor such other documents and deliveries as set forth in Section 4.1.

(b)                                 against issue and delivery of the items set out in Section 3.3(a), the Investor shall subscribe for, and pay or cause to be paid to the Company the Subscription Amount for the Notes subscribed for in Section 2.1 by wire transfer of immediately available funds to an account designated (at least two (2) Business Days prior to the Closing Date) by the Company.

Promptly after the Closing, the Company shall deliver to the Investor a receipt for payment of the Subscription Amount.

4.                                      CONDITIONS PRECEDENT

4.1                               Conditions to Obligations of the Investor. The obligation of the Investor to consummate, or cause to be consummated, the transactions contemplated by this Agreement is subject to the

10

satisfaction of the following conditions, any one or more of which may be waived in writing by the Investor:

(a)                                 each of the representations and warranties of the Company set out herein continuously shall be true, accurate and correct (without regard to any limitation or qualification as to materiality or by “Material Adverse Effect” included therein) as of the Closing Date;

(b)                                 the Company shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing Date;

(c)                                  each of the Transaction Documents shall have been duly executed and delivered by all parties thereto (other than the Investor) to the Investor;

(d)                                 the Company shall have duly executed and delivered to the Investor a certificate, dated the Closing Date, signed by a duly authorized officer of the Company certifying that all the Conditions Precedent have been satisfied;

(e)                                  all corporate and other actions required to be taken by the Company in connection with the issuance, sale and delivery of the Notes and the New Shares shall have been completed and the Company shall have delivered to the Investor a copy of the duly executed Board Approval;

(f)                                   no event, occurrence, development or state of circumstances that has or could reasonably be expected to have a Material Adverse Effect shall have occurred;

(g)                                  neither the Company nor the Investor shall be prohibited or restricted from entering into or performing its obligations under the Transaction Documents, and the Investor’s ability to enjoy its rights thereunder shall not be adversely affected, by any Laws or any litigation or other proceedings; and

(h)                                 no event, occurrence, development or state of circumstances that would constitute (or that, with the passage of time or giving of notice, would constitute) an Event of Default (as defined in the Instrument) shall have occurred.

4.2                               The date on which all the Conditions Precedent have been (and continue to be) satisfied (or waived by the Investor) shall be the “Unconditional Date”. If the Unconditional Date has not occurred on or prior to July 31, 2020, this Agreement (other than the Surviving Provisions) can be terminated by the Investor by providing written notice to the Company (without prejudice to the rights and/or obligations of any Party in respect of any antecedent breach).

4.3                               The Company shall, at its own cost, use its best endeavors to ensure that the Conditions Precedent are fulfilled as soon as reasonably practicable after the date of this Agreement.

11

5.                                      REPRESENTATIONS, WARRANTIES AND INDEMNITY

Representations and warranties

5.1                               Except as Disclosed, the Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date (unless otherwise specified as of another date), that:

(a)                                 The Public Filings complied when filed with the SEC in all material respects with the Securities Laws; and they did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in any comment letters received from the SEC staff with respect to any Public Filings and none of the Public Filings is the subject of ongoing review by the SEC. There are no internal investigations, any inquiries by the SEC or investigations or other inquiries or investigations conducted by a Governmental Authority pending or, to the Company’s knowledge, threatened, in each case, regarding the Company or any of its officers or directors.

(b)                                 The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as Disclosed; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect. The Articles and other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(c)                                  The authorized share capital of the Company is $20,000,000 divided into 2,000,000,000 shares, comprising of (i) 1,858,134,053 Class A Ordinary Shares, (ii) 94,075,249 Class B Ordinary Shares and (iii) 47,790,698 Class C Ordinary Shares, of which 250,648,452 Class A Ordinary Shares (including the 1,661,206 Class A Ordinary Shares issued to the ADS Depositary and reserved for future issuances of ADSs upon exercise or vesting of awards granted under the ESOP), 94,075,249 Class B Ordinary Shares and 47,790,698 Class C Ordinary Shares were issued and outstanding, respectively, as of May 24, 2020. All of the issued and outstanding ordinary shares of the Company’s share capital have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with applicable Laws.

(d)                                 The respective rights, preferences, privileges, and restrictions of the share capital of the Company are as stated in the Articles. Except as Disclosed, there is no outstanding shareholder purchase right or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Group Companies upon the occurrence of certain events.

12

(e)                                  Except as Disclosed, (i) neither any Group Company nor the Founder has entered into any agreement that would subject the securities of the Group Companies held by them to any Encumbrances, and (ii) no Person has the right to require any Group Company to register under the Securities Act any securities that are presently outstanding or may be issued subsequently. The issuance of the New Shares will not obligate any Group Company to issue equity interest or other securities to any Person other than the Investor.

(f)                                   The principal Subsidiaries listed on Exhibit 8.1 of the Annual Report (each as a “Controlled Entity” and collectively as “Controlled Entities”) constitute all of the entities Controlled directly or indirectly by the Company other than those Subsidiaries which, considered in the aggregate or as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

(g)                                  Each Subsidiary has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with power and authority (corporate and other) to own its properties and conduct its business; and, to the extent applicable, each Subsidiary is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect; the constitutive documents of each Subsidiary comply with the requirements of applicable Laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Subsidiary has been duly authorized and validly issued and is fully paid or partially paid as permitted by applicable Laws of the applicable jurisdiction (to the extent such concept exists or is applicable in such jurisdiction), and such share capital (other than the share capital of the VIEs) is owned, directly or indirectly, by the Company as set forth in the Annual Report, free from any Encumbrances.

(h)                                 The Instrument has been duly authorized; the Notes have been duly authorized; the authorized equity capitalization of the Company conforms as to legal matters in all material respects to the description thereof set forth in the Annual Report; when the Notes are delivered and paid for by the Investor pursuant to this Agreement on the Closing Date, the Instrument will have been duly executed and delivered by the Company, such Notes will have been duly executed, issued and delivered and the Instrument and such Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms; the Ordinary Shares outstanding prior to the issuance of the New Shares have been duly authorized and are validly issued, fully paid and non-assessable; except as Disclosed, there are no (i) resolutions pending to increase the share capital of any Group Company or cause the liquidation, winding up or dissolution of any Group Company, (ii) dividends that have accrued or been declared but are unpaid by any Group Company, (iii) obligations, contingent or otherwise, of any Group Company to repurchase, redeem or otherwise acquire any share capital, (iv) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company except the ESOP, or (v) outstanding rights (including preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in any Group Company (other than (A) such rights to convert Class B

13

Ordinary Shares and Class C Ordinary Shares of the Company into Class A Ordinary Shares of the Company as set forth in Article 13 of the Articles and (B) such rights held by any Group Company), or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; except as set forth in the Instrument, the New Shares, when issued and delivered upon conversion of the Notes, will not be subject to any preemptive or similar rights, and will be free from all taxes and Encumbrances with respect to the issuance thereof and free of any restriction upon the voting or transfer thereof, except as set forth in the Articles.

(i)                                     Upon issuance and delivery of the Notes in accordance with this Agreement and the Instrument, the Notes will be convertible at the option of the holder thereof into Ordinary Shares in accordance with the terms of the Notes. The maximum number of New Shares have been duly authorized and, when issued and delivered upon conversion of the Notes, will be validly issued, fully paid and non-assessable and will conform to the description of “Class A Ordinary Shares” contained in the Articles and will be delivered in compliance with the Securities Laws, and the issuance of such Ordinary Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights.

(j)                                    Except as Disclosed, since the end of the period covered by the latest audited financial statements included in the Annual Report (i) there has been no development or event that has or would be reasonably likely to have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital or long-term indebtedness of the Company and the Subsidiaries, taken as a whole, (iv) neither the Company nor any of the Subsidiaries has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not Disclosed, and (v) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as Disclosed.

(k)                                 The description of each of the agreements under the caption “Our Corporate Structure” in the Annual Report, to which any of the Subsidiaries and the shareholders of the VIEs are a party (collectively, the “VIE Agreements”) are accurate in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party of the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has duly authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Each of the VIE Agreements is in valid legal form under the laws of the PRC; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary

14

that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements, except for equity pledges under the amended and restated equity pledge agreement which have been filed with the relevant PRC Governmental Authorities and except that the exercise of the call options under the amended and restated exclusive call option agreement and the foreclosure of the pledge under the amended and restated equity pledge agreement should be approved and/or registered with the relevant PRC Governmental Authorities. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs. The VIE Agreements are adequate to enable the financial statements of each Group Company that is a party to a VIE Agreement to be consolidated with those of the Company in accordance with GAAP.

(l)                                     Except as Disclosed, the Company and the Subsidiaries have good and marketable title to all properties and assets owned by them which are material to the business of the Company and the Subsidiaries, taken as a whole, in each case free from any Encumbrances that would materially affect the value thereof (to the Company and the Subsidiaries, taken as a whole) or materially (to the Company and the Subsidiaries, taken as a whole) interfere with the use made or to be made thereof by them. Except for the title owner of the items leased by the Group, no Person other than the Group owns any interest in any such properties and assets. Any real property and buildings held under lease by each of the Company and the Subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material (to the Company and the Subsidiaries, taken as a whole) and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

(m)                             Except as Disclosed, the Company and each of the Subsidiaries maintain such insurance covering their respective properties, operations, personnel and businesses as is customary for similar businesses in the jurisdiction in which they operate.

(n)                                 Except as Disclosed, the Company and the Subsidiaries (i) possess, and are in compliance with the terms of, or have made (in the case of declarations and filings), all Licenses, except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no suspension, cancellation or termination of any such Licenses is pending, threatened or imminent. To the Company’s knowledge, all “franchisee partners” (as such term is used in the Annual Report) have maintained valid and sufficient Licenses to operate businesses in relation to their contractual relationship with any Group Company (as applicable), except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect.

(o)                                 Neither the Company nor any of the Subsidiaries is (i) in violation of its respective charter or other constitutive documents, (ii) in violation of any applicable judgment, Law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Subsidiaries or any of their

15

properties or assets or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults under clauses (ii) or (iii) above that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p)                                 Except as Disclosed, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Transaction Documents including the issuance, offering and sale of the Notes, except (i) the Registration Certificate and the post-issuance filing obligations with NDRC as described in Section 5.1(q) and (ii) such as have been obtained or made.

(q)                                 The Company (through a PRC Subsidiary) obtained an enterprise foreign debt registration certificate dated April 10, 2019 (the “Registration Certificate”), which is valid until October 10, 2020, from the National Development and Reform Commission (“NDRC”). Such registration has not been withdrawn and is not subject to any condition which has not been fulfilled or performed, except for the filing by such PRC Subsidiary with NDRC of the requisite information and documents within ten (10) Business Days in the PRC after the date of issuance of the Notes in accordance with the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations  (the “NDRC Circular”).

(r)                                    The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated by the Transaction Documents will not (i) violate any agreement or other instrument binding upon the Company or the Subsidiaries; (ii)  violate the provisions of the articles of association, business license or other constitutive documents of the Company or any of the Subsidiaries; (iii) violate any applicable Laws with respect to the Company or any of the Subsidiaries or any of their properties or assets; and (iv) result in the creation or imposition of any Encumbrance on any asset of the Group Companies, except, in the case of (i), (iii) and (iv) above, for such violations or such creation or imposition of Encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)                                   Any New ADS to be issued is expected to be approved for listing on the Exchange subject to official notice of issuance by or before the issuance of such New ADS.

(t)                                    Except as Disclosed and other than those in the Instrument, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to any registration statement filed by the Company under the Securities Act (collectively, “Registration Rights”), other than Registration Rights that have been satisfied, waived or complied with.

16

(u)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(v)                                 The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. Any New ADS when issued will be duly authorized and validly issued and will represent Ordinary Shares that are fully paid and nonassessable, and the persons in whose names such New ADS is registered will be entitled to the rights of registered holders of the New ADS specified therein and in the Deposit Agreement.

(w)                               Except as Disclosed, all interest, principal, premium, if any, and other payments due or made on the Notes or under this Agreement and dividends and other distributions declared and payable on the ordinary shares of the Company or any of the Subsidiaries or the New Shares (1) may under the current laws, rules and regulations of the PRC, Hong Kong or the Cayman Islands, and any political subdivision, authority or agency in or of any of the foregoing having power to tax (each, a “Relevant Taxing Jurisdiction”) be paid to the recipient, and where they are to be paid from any Relevant Taxing Jurisdiction are freely transferred out of such Relevant Taxing Jurisdiction without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Relevant Taxing Jurisdiction; (2) are not and will not be subject to withholding, value added or other taxes or any deductions or withholdings under the laws, rules and regulations of any Relevant Taxing Jurisdiction and are otherwise free and clear of any other tax, withholding or deduction in any Relevant Taxing Jurisdiction and (3) may be made without the necessity of obtaining any consents, approvals, governmental authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over the relevant payor.

(x)                                 Except as Disclosed, no Controlled Entity of the Company is currently prohibited, directly or indirectly, from paying any dividends to its shareholders, from making any other distribution to its shareholders on such Controlled Entity’s share capital, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s property or assets to the Company or another entity Controlled by the Company.

(y)                                 Neither the Company, any of the Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers and Affiliates, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(z)                                  Except as Disclosed, there are no pending or, to the Company’s knowledge, threatened actions, suits or proceedings (including any inquiries or investigations by any Governmental Authority including the SEC, domestic or foreign) against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Notes.

17

(aa)                          To the Company’s knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Board or in the Company, as the case may be.

(bb)                          The Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and does not expect to be classified as a PFIC for the taxable year ending December 31, 2020 or in the foreseeable future.

(cc)                            The Company does not have any outstanding debt securities rated by any “nationally recognized statistical rating organization” (registered under Section 15E of the Exchange Act) or under surveillance or review by any such organization, and the Company has not been placed on negative outlook by any such organization.

(dd)                          There are no statutes, regulations, contracts or other documents that are required to be described in the Annual Report or to be filed as exhibits to the Annual Report that are not described in all material respects or filed as required.

(ee)                            Except as Disclosed, the Company and the Subsidiaries own, possess or can acquire or license on reasonable terms all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) material to the conduct of the business now conducted by the Company and the Subsidiaries, taken as a whole, as described in the Annual Report, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as Disclosed, to the Company’s knowledge, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or the Subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Subsidiaries in their businesses has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company, any of the Subsidiaries in

18

violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the Subsidiaries, individually or in the aggregate, have a Material Adverse Effect. The Company Intellectual Property collectively represents in all material respects Intellectual Property Rights necessary and sufficient for the operation of the business of the Group as currently conducted and as currently proposed to be conducted. All employees, contractors, agents and consultants of the Group Companies who are or were involved in the creation of any Intellectual Property Rights for the Group Companies have executed an assignment of inventions agreement that vests in such Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property Rights, to the extent not already provided by Law. Each Group Company has taken commercially reasonable measures to register, protect, maintain and safeguard the Company Intellectual Property and has executed appropriate nondisclosure and confidentiality agreements and, if registered or applied to be registered, made all appropriate filings, registrations and payments of fees in connection with the foregoing. To the Company’s knowledge, there is no infringement or misappropriation of any Intellectual Property Rights of a third party by any Group Company and there is no action, suit, proceeding, hearing, investigation, charge, complaint, demand or claim regarding any Company Intellectual Property, except as would not be reasonably likely to have a Material Adverse Effect.

(ff)                              The software, hardware, servers, networks, interfaces databases, computer equipment and other information technology owned or used by any Group Company and used in the business of the Group (the “Company Systems”) are adequate for the business of the Group as currently conducted and as currently proposed to be conducted. The Company Systems have not suffered any material failure or any material unpermitted intrusions within the past three (3) years. The Group Companies maintain security, business continuity and disaster recovery plans, procedures and facilities in relation to the Company Systems consistent with standard practices in the industry in which the Group Companies operate. The Group Companies have secured all necessary license rights from third-party owners of software, Intellectual Property Rights and technology utilized in connection with the Company Systems sufficient for the operation of the Company Systems as currently conducted and as currently proposed to be conducted, and are not in breach of any agreements pertaining thereto, except as would not be reasonably likely to have a Material Adverse Effect. The use of open source or public library software, including any version of any software licensed pursuant to any GNU or other public license, in the Company Intellectual Property, if any, as currently used, does not require the disclosure to any Person, or materially adversely impact the Company’s or any of the Subsidiaries’ ownership or use of, or validity or enforceability or confidentiality of, any material Intellectual Property Rights (including rights in source code) owned or purported to be owned by the Company or any of the Subsidiaries.

(gg)                            Except as disclosed to the Investor in writing, the Group Companies have complied in all material respects with all Data Protection Obligations, including in its Processing of Personal Information, and, to the Company’s knowledge, there has not been any violation or breach of any Data Protection Obligations. Except as may be disclosed to the Investor in writing, there have been no instances of unauthorized access, loss, theft, use,

19

modification, disclosure or other misuse of any Personal Information in the possession or control of the Group Companies.

(hh)                          The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the SEC on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system; the Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(ii)                                  The offer and sale of the Notes by the Company to the Investor in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act.

(jj)                                Neither the Company nor any of the Subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(kk)                          The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ll)                                  The audited consolidated financial statements (and the notes thereto) of the Company included in the Annual Report and the unaudited condensed consolidated financial statements of the Company prepared in respect of the fiscal quarter ended March 31, 2020 furnished to the SEC on Form 6-K as of May 27, 2020 (collectively, the “Financial Statements”) comply in all material respects with the applicable Securities Laws, and fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in consolidated financial position of the Company for the periods specified. The Financial Statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods presented (other than as described therein), and they have been prepared from and are consistent with the books and records of the Group Companies. There are no unconsolidated Subsidiaries or off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so Disclosed nor any obligations to enter into any such arrangements.

(mm)                  Ernst & Young, which has audited or reviewed certain consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the SEC and the U.S. Public Company Accounting Oversight Board and as required by the Securities Act.

20

(nn)                          Except as Disclosed, the Company and the Board are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement. The Company maintains a system of internal controls, including the disclosure controls and procedures described in Section 5.1(hh), the internal controls over accounting matters and financial reporting described below, and legal and regulatory compliance controls, that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has designed and maintains a system of internal control over accounting matters (as defined in Rule 13a-15(f) of the Exchange Act) that is sufficient to provide reasonable assurances regarding the reliability of the financial reporting for the Group. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board (and made summaries of such disclosures available to the Investor) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the Company’s latest audited consolidated financial statements included in the Annual Report (such date, the “Evaluation Date”). The Company presented in the Annual Report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as Disclosed, since the Evaluation Date, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(oo)                          Except as Disclosed, neither the Company nor any of the Subsidiaries has any material (to the Company and the Subsidiaries, taken as a whole) obligation to provide, and each of them has made required payments, for retirement, healthcare, housing fund, death or disability benefits to any of the present or past employees of the Company or any of the Subsidiaries, or to any other person.

(pp)                          No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company’s knowledge, is contemplated that is material to the Company and the Subsidiaries taken as a whole. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of the Company or the Subsidiaries. Except as Disclosed, each Group Company has entered into a written employment contract with its employees and made all social security contributions or similar contributions (including retirement, life insurance, medical, hospital, disability, welfare, pension, other employee benefit program and housing fund) in respect of or on behalf of its employees in accordance

21

with all applicable Laws, except as would not be reasonably likely to have a material adverse effect on the Group.

(qq)                          All the labor outsourcing agreements entered into by any Group Company and the outsourcing firms are in full force and effect, binding on the parties thereto in accordance with their terms. Neither the Group Companies, nor to the Company’s knowledge any other party thereto, is in breach of or default under any such agreements, except as would not be reasonably likely to have a material adverse effect on the Group. The Group Companies have no contractual relationship with or other liabilities to the outsourced workers, even if the outsourcing firms fail to fulfill their duties to these personnel or violate any relevant requirements under the applicable labor Laws.

(rr)                                Each ESOP complies in all material respects with applicable Laws and has been implemented in accordance with its terms. With respect to each ESOP, (i) no actions, Encumbrances, lawsuits, claims, proceedings, investigations or complaints are pending or, to the Company’s knowledge, threatened, and (ii) to the Company’s knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, Encumbrances, lawsuits, claims or complaints.

(ss)                              Neither the Company nor any of the Subsidiaries is in violation of any applicable statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect.

(tt)                                The Company and each of the Subsidiaries have filed all Tax Returns required to be filed through the date of this Agreement or have requested extensions thereof except for those Tax Returns the failure to file which does not and would not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the Group; and all Taxes (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being diligently contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or as would not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the Group. Any accruals and reserves on the books and records of each Group Company in respect of any Tax liability for any Taxable period not finally determined have been fully made in accordance with GAAP.

(uu)                          Neither the Company nor any of the Subsidiaries, nor any of the directors or officers of the Company, nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its Subsidiaries acting on the behalf of the Company or any of the Subsidiaries, has violated any Anti-Corruption Laws or has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any

22

Government Official or other person (i) for the purpose of (A) influencing official action; (B) inducing such Government Official to act or omit to act in violation of lawful duties; (C) securing an improper advantage for the Company or any of its Subsidiaries; (D) inducing such Government Official to influence or affect any act or decision of any Governmental Authority; or (E) assisting any Group Company in obtaining or retaining business, or directing business to, any Group Company; and (ii) in a manner that would constitute a breach of applicable Anti-Corruption Laws. The Group Companies have conducted their businesses in compliance in all material respects with applicable Anti-Corruption Laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such Laws in all material respects.

(vv)                          The operations of the Group Companies are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened. The directors and officers of each Group Company, in their capacities as such, and, to the knowledge of each Group Company, the employees of such Group Company in their capacities as such, (i) are in all material aspects in compliance with, and (ii) have not previously violated, the Anti-Money Laundering Laws.

(ww)                      Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers, employees, agents, Affiliates or representatives, is a Person that is, or is owned or Controlled by a Person that is: (A) the subject or target of any Sanctions, (B) located, organized or resident in a Sanctioned Country or (C) included on the United States Commerce Department’s Denied Parties List, Entities and Unverified Lists; the U.S. Department of Treasury’s Specially Designated Nationals, Specially Designated Narcotics Traffickers or Specially Designated Terrorists, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; UN Sanctions.

(xx)                          Each of the Company and the Subsidiaries has complied, and complies, in all material respects, with the applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”). With respect to the shareholding of each direct shareholder that is, to the Company’s knowledge, a PRC resident or PRC citizen, each of the Company and the Subsidiaries has taken all reasonable steps to procure any registration and other procedures required under applicable SAFE Rules and Regulations. Except as Disclosed, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or from making any other distribution on such Subsidiary’s capital stock.

(yy)                          Any certificate signed by any officer or director of the Company and delivered to the representatives of or counsel for the Investor as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to the Investor.

23

(zz)                            True and complete copies of all agreements to which any Group Company is a party and which are required to have been filed, or to be filed, by the Company pursuant to the Securities Act or the Exchange Act (each a “Material Contract”) have been filed by the Company with the SEC pursuant to the requirements of the Securities Act or the Exchange Act, as applicable, and since the filing of the most recent Public Filing filed prior to the date of this Agreement, there has been no material change or amendment to any Material Contract filed as an exhibit to the Public Filings. Except for those that have expired or terminated in accordance with their terms, each Material Contract is in full force and effect and is binding on the Company and/or the Subsidiaries, as applicable, and is binding upon such other parties, and neither the Group nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any Material Contract. The Company has not sent or received any written communication regarding termination of, or intent not to renew, any Material Contract in effect.

(aaa)                   All related party transactions required to be disclosed under the Exchange Rules, the Exchange Act or other applicable Laws have been accurately Disclosed in all material respects. Each of such related party transactions was entered into on an arm’s length basis. Except as Disclosed, none of the officers or directors (or their respective Affiliates) of each of the Group Companies and to the Company’s knowledge, none of the employees (or their respective Affiliates) of each Group Company is presently a party to any material transaction with any Group Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any entity in which any such person has a substantial interest or is an officer, director, trustee or partner or any such person’s Affiliates.

(bbb)                   The Company has taken no action designed to, or which is reasonably likely to, have the effect of terminating the registration of the ADSs under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange.

(ccc)                      The Notes rank senior in right of payment to any of the Company’s other indebtedness that is expressly subordinated in right of payment to the Notes, pari passu in right of payment to any of the Company’s other indebtedness and liabilities that are not so subordinated, junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and liabilities incurred by the Subsidiaries. As of April 30, 2020, the Company did not have any indebtedness that is contractually senior in right of payment to the Notes and the aggregate amount of the Company’s indebtedness that is contractually pari passu in right of payment to the Notes was approximately $200,000,000. Immediately prior to the Closing, the Company will not have any indebtedness that is contractually senior in right of payment to the Notes and the aggregate amount of the Company’s indebtedness that is contractually pari passu in right of payment to the Notes will not exceed $200,000,000.

24

(ddd)                   All disclosure furnished by or on behalf of the Company to the Investor regarding any of the Group Companies, their respective businesses and the transactions contemplated under the Transaction Documents, including the Public Filings, with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.2                               The Warranties shall be repeated at the Closing Date.

Indemnity

5.3                               The Company shall indemnify and keep indemnified and hold harmless the Investor and its Affiliates, and their respective directors, officers, employees and agents against any Loss suffered or incurred by any of them as a result of or in connection with, directly or indirectly, (i) any breach or failure by the Company to comply with any covenant or agreement contained in this Agreement; and (ii) any breach or misrepresentation with respect to any representation or warranty contained in this Agreement (including the Warranties), in each case of the foregoing (i) and (ii), regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Investor, the Company or any of their respective representatives, officers or directors or any Controlling Person.

5.4                               Limitation

(a)                                 No indemnity claim under Section 5.3 is payable until it has been established in a final non-appealable order, judgment or adjudication established pursuant to the dispute resolution mechanism set forth in Section 12. The amount of any payment by the Company to the Investor under Section 5.3 in respect of the Losses resulting from or arising out of any indemnification claim made pursuant to Section 5.3 (except in the case of fraud or intentional misrepresentation) shall in no event exceed the sum of (x) the outstanding principal amount of the Notes issued to the Investor at the time of the payment of such indemnification, (y) any accrued and unpaid interest and (z) all legal expenses the Investor incurred in enforcing such indemnification claim.

(b)                                 No loss caused by change after the date hereof of law, regulation or governmental policy is recoverable. The Investor shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one matter giving rise to more than one claim.

(c)                                  From and after the Closing Date, the indemnification provided in Section 5.3 shall be the sole and exclusive remedy of the Investor in respect of any breach of the Warranties. The representations and warranties contained in this Agreement shall survive twenty four (24) months after the Closing Date. Any warranty claim must be brought prior to the expiration of such twenty four (24) months period.

25

Investor’s warranties

5.5                               The Investor hereby warrants to the Company, as of the date hereof and as of the Closing Date as follows:

(a)                                 the Investor is a company duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, is not in liquidation or receivership and has full power and authority to own its properties and to conduct its business;

(b)                                 the Investor has power under its constitutional documents to subscribe for the Notes upon the terms set out herein;

(c)                                  the Investor has full power and authority to enter into this Agreement and any other Transaction Documents and to perform its obligations hereunder;

(d)                                 this Agreement has been duly authorized, executed and delivered by the Investor and constitutes valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms;

(e)                                  no consent, clearance, approval, authorization, order, registration or qualification of or with any court, governmental agency or regulatory body having jurisdiction over the Investor is required to be obtained by the Investor for the subscription of the Notes or the consummation of the other transactions contemplated by this Agreement and the Instrument, where the failure to obtain such consent, clearance, approval, authorization, order, registration or qualification would materially impair or delay the Investor’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; except for those which have been, or will on or prior to the Closing Date be, obtained and are, or will on the Closing Date be, in full force and effect; and

(f)                                   the Investor understands and acknowledges that the Notes and the New Shares have not been registered under the Securities Act or the securities law of any state of the United States or other jurisdiction and may not be offered, resold, pledged or otherwise transferred directly or indirectly in the United States or to or for the account or benefit of any U.S. Persons except pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or in any other jurisdiction or for the account or benefit of any persons in any other jurisdiction except pursuant to an exemption from, or in a transaction not subject to, any other applicable Laws, and any certificate(s) representing the Notes or New Shares shall bear a legend substantially to such effect.

6.                                      COVENANTS OF THE ISSUER

The Company agrees and covenants that:

(a)                                 prior to the Closing Date, the Company shall, and shall cause each of the Subsidiaries to, (i) cause the business of the Group to be conducted in all material aspects in the ordinary course of business and (ii) not take any action that, if taken after the Closing, would constitute (or, with the giving of notice or the passage of time, would constitute) an Event

26

of Default (as defined in the Instrument) or require the Investor’s consent under the terms of the Notes.

(b)                                 the Company shall pay (i) any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties in the Cayman Islands, Hong Kong, PRC and all other relevant jurisdictions payable on or in connection with (A) the creation and issuance of the Notes, the New Shares or the New ADSs or (B) the execution or delivery of this Agreement or the Instrument; and (ii) any value added, turnover or similar tax payable in respect thereof (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it).

(c)                                  the Company shall (i) promptly notify the Investor of any change affecting any of its representations, warranties, agreements and/or indemnities herein at any time prior to payment being made to the Company on the Closing Date and (ii) take such steps as may be reasonably requested by the Investor to remedy the same.

(d)                                 the Company shall obtain all authorizations relating to (i) the issuance of the Notes, (ii) the remittance of the proceeds received by the Company from the sale of the Notes to any entity organized in the PRC, and (iii) the use of such proceeds by any entity organized in the PRC, including the filing by a PRC Subsidiary with NDRC of the requisite information and documents within ten (10) Business Days after the date of issuance of the Notes in accordance with the NDRC Circular.

(e)                                  the Company shall and shall cause the Group to complete after the Closing certain operational improvement steps in accordance with a plan to be furnished by the Investor and agreed by the Company.

(f)                                   for so long as any Notes remain outstanding, the Company shall, and shall cause all other Group Companies to, comply with and require their respective Affiliated Persons, in their capacities as such, to comply with all applicable Laws, including the Securities Laws; in particular, the Company shall and shall cause all other Group Companies to strictly comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions in their business operations. The Company further covenants to the Investor that the Company will not, will take reasonable efforts to ensure that its Affiliated Persons will not, and will cause all other Group Companies not to (and will cause all other Group Companies to take reasonable efforts to ensure that their respective Affiliated Persons will not), offer to pay, promise to pay, or authorize the payment of any money or anything of value to any Government Official (including any Government Officials to whom such Group Company or its Affiliated Person knows or ought to know that all or a portion of such money or things of value will be offered, given or promised, directly or indirectly) for the purpose of (1) influencing any act or decision of Government Officials in their official capacity; (2) inducing Government Officials to act or omit to act in violation of lawful duties; (3) securing any improper advantage; (4) inducing Government Officials to influence or affect any act or decision of any Governmental Authority; or (5) assisting any Group Company in obtaining or retaining business, or directing business to, such member. The Company shall cause the Group to maintain a reasonably complete financial record and reasonably effective internal control measures in accordance with applicable Laws, including Anti-

27

Corruption Laws and GAAP. The Company shall provide the Investor with reasonable access to the books and records of the Group and shall cooperate with any compliance audit or inquiry conducted by the Investor.

(g)                                  the Company shall maintain its eligibility to register the Ordinary Shares (or such Ordinary Shares in the form of ADSs) for resale by the Noteholder on Form F-3.

(h)                                 the Company agrees and undertakes that the Investor may exercise its rights in respect of any and all the Ordinary Shares (or such Ordinary Shares in the form of ADS) convertible from any Notes held by the Investor in accordance with the terms set forth in Schedule 1 hereto.

(i)                                     in case of any breach of the undertakings listed in Sections 6 (f), (g) or (h), the Investor shall have the right, at the Investor’s option, to require the Company to, and the Company shall, within ten (10) Business Days of the date of the notice requiring such repurchase, repurchase for cash all of such Investor’s Notes, or any portion thereof that is an integral multiple of $100,000 in principal amount, at a repurchase price that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date such repurchase price is fully paid to the Investor.

7.                                      TRANSFER RESTRICTIONS

7.1                               The Founder agrees, covenants and undertakes to the Investor that, without the prior written consent of the Investor, the Founder shall not (i) Transfer any Company Securities (other than up to 1,000,000 Class A Ordinary Shares) legally or beneficially owned by him (directly or indirectly) or (ii) convert any Class C Ordinary Shares into any other class or series of Company Securities or otherwise effect any change to or waive the voting power of Class C Ordinary Shares legally or beneficially owned by him (directly or indirectly) (each of the foregoing (i) and (ii), a “Voting Power Change”), in each case, at any time prior to the second (2nd) anniversary of the Closing Date; provided that the foregoing restrictions shall not apply unless any such Voting Power Change, as assessed by the Investor in its discretion, could or could be reasonably expected to, result in Alibaba Group Holding Limited having to consolidate the financial statements of the Company or cause the Company otherwise to become a consolidated entity of Alibaba Group Holding Limited under applicable accounting standards.  Prior to proceeding with any Voting Power Change, the Founder shall provide the Investor with a written notice with reasonably sufficient details of such Voting Power Change, and the Investor shall have a period of fifteen (15) Business Days (the “Assessment Period”) to conduct an assessment of the impact of such Voting Power Change with respect to consolidation of financial statements of the Company.  The Founder may proceed with such Voting Power Change if the Investor delivers a written confirmation to such effect within the Assessment Period or if the Investor fails to deliver any objection to the Founder by the expiry of the Assessment Period, and the Founder shall not proceed with such Voting Power Change if the Investor delivers its objection within the Assessment Period.

7.2                               Right of First Refusal

(a)                                 Subject to Section 7.1, at any time prior to the fifth (5th) anniversary of the Closing, if the Founder proposes to Transfer, whether in a single transaction or a series of transactions,

28

Company Securities legally or beneficially owned by him (directly or indirectly), the Founder shall first send a written notice (a “Sale Notice”) to the Investor stating (i) the amount and type of Company Securities to be Transferred (the “Subject Securities”), and (ii) the proposed purchase price per share of the Subject Securities (including the cash value of any non-cash consideration), the terms of payment of such purchase price and a summary of the other material terms of the proposed Transfer.

(b)                                 The Investor shall have the right and option, for a period of fifteen (15) Business Days after delivery of the Sale Notice (the “Offer Acceptance Period”), to irrevocably elect to exercise its right of first refusal and purchase all or any portion of the Subject Securities at the purchase price and on the terms stated in the Sale Notice. The Investor’s acceptance hereunder shall be made by delivering a written notice setting forth its irrevocable election to the Founder within the Offer Acceptance Period. With respect to any proposed Transfer that contains non-cash consideration, the Investor shall be entitled to pay cash in lieu of the cash value of the non-cash consideration included in the Sale Notice; provided that if the Founder and the Investor have any dispute in the cash value, the disputed portion of such cash value shall be determined by an independent and reputable investment bank or one of the “Big 4” accounting firms to be appointed by the Investor.

(c)                                  If effective acceptance is not received pursuant to Section 7.2(b) and subject to Section 7.1, then the Founder may Transfer the Subject Securities to the purchaser at a price not less than the price, and on other terms not more favorable to such purchaser than the terms stated in the Sale Notice at any time within sixty (60) days after the expiration of the Offer Acceptance Period (the “Sale Period”).  In the event that the Subject Securities are not Transferred by the Founder during the Sale Period in accordance with the provisions of this Section 7.2(c), the right of the Founder to Transfer the Subject Securities shall expire and the obligations of the Founder under Section 7.2 shall be reinstated.

(d)                                 The Transfer of Subject Securities to the Investor pursuant to an effective election to purchase all or any portion of the Subject Securities shall be consummated at the offices of the Company on the later of (i) a mutually satisfactory Business Day within fifteen (15) days after the expiration of the Offer Acceptance Period, and (ii) the fifth (5th) Business Day following the receipt of any regulatory approvals applicable to such Transfer (if any), or at such other time and/or place as the Founder and the Investor may agree. The delivery of share certificates and updated register of members evidencing the completion of Transfer of such Subject Securities shall be made on such date against payment of the purchase price for such Subject Securities.

7.3                               Any Voting Power Change in violation of this Section 7 shall be void, and the Company shall not record any result of such Voting Power Change on its books or treat any purported transferee as the owner of Company Securities for any purpose.

8.                                      EXPENSES

8.1                               The Company and the Investor shall each be liable for the costs and expenses of their own legal and other professional advisers (including auditors) incurred in connection with the issuance of the Notes except as otherwise agreed upon by the Company and the Investor.

29

8.2          The Company covenants and agrees that the Company shall pay or cause to be paid the following: (i) any cost incurred in connection with the listing on any applicable national securities exchange of the New Shares or the New ADSs; and (ii) all other costs and expenses incident to the performance of its obligations under the Transaction Documents which are not otherwise specifically provided for in this Section 8 or Schedule 1 hereof, or as otherwise agreed in writing between the Parties. The obligations of the Company under this Section 8 will survive the payment or transfer of any Notes, the enforcement, amendment or waiver of any provision of this Transaction Documents, and the termination of this Agreement.

9.                                      CONFIDENTIALITY

9.1          Each Party undertakes that it shall (and shall procure that its Affiliates shall, and where relevant, undertakes to procure that its directors, officers, employees, agents, investment managers, partners (including general partners and limited partners), potential sources of capital (including co-investors or lenders) and professional and other advisers and those of any Affiliate of such Party (together its “Authorized Persons”) shall) use its best endeavors to keep confidential at all times and not permit or cause the disclosure of any information (other than to its Authorized Persons who shall be subject to the confidentiality terms of this Agreement) which it may have or acquire before or after the date of this Agreement relating to the provisions of, and negotiations leading to, this Agreement and any other Transaction Documents and the performance of the obligations thereunder (such information being “Confidential Information”). In performing its obligations under this Section 9.1, each Party shall apply confidentiality standards and procedures at least as stringent as those it applies generally in relation to its own confidential information.

9.2          Each Party shall use its reasonable endeavors to alert the other Party as soon as is reasonably practical after it becomes aware of any request from a third party for disclosure of any Confidential Information.

9.3          The obligation of confidentiality under Section 9.1 does not apply to:

(a)                                 information which at the date of disclosure is within the public domain (other than as a result of a breach of this Section 9);

(b)                                 the disclosure of information to the extent required to be disclosed by law, regulation or any regulatory authority, subject to the conditions set forth in Section 9.4;

(c)                                  the provision of information by the Investor to a prospective purchaser of some or all of the Investor’s Notes, provided any such prospective purchaser shall have entered into a customary confidentiality agreement with the Investor or one of its Affiliates prior to the disclosure of such information to them.

9.4          Notwithstanding anything to the contrary in Section 6 or this Section 9, before making any public announcement about the fact that the transaction contemplated in this Agreement and the issuance of the Notes have taken place, the Company shall provide the Investor with a reasonable opportunity to review such an announcement, and the Company shall not issue any press release or otherwise make any public statement with respect to the transactions contemplated in this Agreement without the prior consent of the Investor, which consent shall not be unreasonably withheld or delayed.

30

10.                               TERMINATION

In the event of the termination of this Agreement pursuant to Section 4.2, other than the Surviving Provisions, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, directors, officers, or representatives, other than liability of the Company for any breach of this Agreement occurring prior to such termination.

11.                               NOTICES

11.1        Any notice or other formal communication to be given under this Agreement shall be in writing and signed by or on behalf of the Party giving it. It shall be:

(a)                                 sent by email to the relevant email address set out in Section 11.3;

(b)                                 sent by fax to the relevant number set out in Section 11.3; or

(c)                                  delivered by hand or sent by prepaid recorded delivery, special delivery, courier or nationally recognized overnight delivery service or registered post to the relevant address in Section 11.3.

11.2        In each case such notice or formal communication shall be marked for the attention of the relevant Party set out in Section 11.3 (or as otherwise notified from time to time under this Agreement). Any notice given by hand delivery, fax or post shall be deemed to have been duly received:

(a)                                 if hand delivered, when delivered;

(b)                                 if sent by fax, 12 hours after the time of dispatch;

(c)                                  if sent by email, when delivered; and

(d)                                 if sent by recorded delivery, special delivery or registered post, at 10 a.m. on the second Business Day from the date of posting,

unless there is evidence that it was received earlier than this and provided that, where (in the case of delivery by hand or fax) the delivery or transmission occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 a.m. on the next following Business Day. References to time in this Section are to local time in the country of the addressee.

11.3        The addresses and fax numbers of the Parties for the purpose of Section 11.1 are:

To the Company:

Address:                                                 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road,

Hangzhou, Zhejiang, China

Email Address:  Gloria.Fan@best-inc.com

For the attention of:                                    Gloria Fan

31

To the Founder:

Address:                                                 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Hangzhou, Zhejiang, China

To the Investor:

Address:                                                 c/o Alibaba Group Services Limited

26/F, Tower One, Times Square 1 Matheson Street, Causeway Bay Hong Kong

Email Address:  legalnotice@list.alibaba-inc.com

For the attention of: General Counsel

With a copy to (which shall not constitute a notice):

Ropes & Gray

Address:                                                 44th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong

Email Address:  Peng.Yu@ropesgray.com

For the attention of: Peng Yu

12.                               GOVERNING LAW

12.1        This Agreement is governed by and shall be construed in accordance with the laws of the State of New York.

12.2        All disputes arising out of or in connection with this Agreement shall be submitted to the Hong Kong International Arbitration Centre and shall be finally settled and resolved under the Hong Kong International Arbitration Centre Administered Arbitration Rules by three arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong and the language to be used in the arbitral proceedings shall be English. Nothing in this Section 12 shall prevent any Party at any time seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings.

13.                               NO ADVISORY OR FIDUCIARY RESPONSIBILITY

13.1        In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (i) the transaction provided for hereunder and any related arranging or other services in connection therewith are an arm’s-length commercial transaction between the Company and its Affiliates, on the one hand, and the Investor, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with this transaction, the Investor is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) the

32

Company has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Transaction Documents and the Investor has no obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Documents; (iv) the Investor and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Company’s Affiliates, and the Investor has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Investor has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Transaction Documents), and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement or other Transaction Documents.

14.                               SEVERABILITY

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Investor’s rights and privileges shall be enforceable to the fullest extent permitted by law.

15.                               ENTIRE AGREEMENT

This Agreement, together with any other Transaction Documents, sets out the entire agreement and understanding between the Parties with respect to its subject matter and supersedes all prior agreements, understandings, negotiations and discussions (whether oral or written) and all previous agreements in relation to the subject matter contained herein are hereby terminated and shall have no further force or effect.

16.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

17.                               SUCCESSORS AND ASSIGNS

The provisions of this Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the Parties; provided, however, that (a) the Company shall not assign this Agreement or any of its rights herein to any Person without the prior written consent of the Investor, and (b) the Investor shall not assign this Agreement or any of its

33

rights herein to any Person without the prior written consent of the Company, provided further, however, that the Investor shall be entitled to assign this Agreement or any of its rights herein to any of its Affiliates without the prior written consent of the Company.

18.                               AMENDMENT AND WAIVER

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the Party against whom the waiver is to be effective.

19.                               REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in the Agreement shall be cumulative and in addition to all other remedies available under the Agreement or the Notes, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Investor and that the remedy at law for any such breach shall be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

20.                               CONSTRUCTION; HEADINGS

This Agreement shall be deemed to be jointly drafted by the Company and the Investor and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

34

IN WITNESS WHEREOF this Agreement has been duly executed by the authorized representatives of the Parties on the date first above written.

Company:

BEST Inc.

By:	/s/ Shao-Ning Johnny Chou
Name: Shao-Ning Johnny Chou
Title: Chairman and Chief Executive Officer

[Signature Page to Convertible Note Purchase Agreement]

BEST Inc.

IN WITNESS WHEREOF this Agreement has been duly executed by the authorized representatives of the Parties on the date first above written.

Founder (solely for purposes of the Founder
Applicable Sections):

By:	/s/ Shao-Ning Johnny Chou
Name: Shao-Ning Johnny Chou

[Signature Page to Convertible Note Purchase Agreement]

BEST Inc.

IN WITNESS WHEREOF this Agreement has been duly executed by the authorized representatives of the Parties on the date first above written.

Investor:

ALIBABA.COM HONG KONG LIMITED

By:	/s/ Yi Zhang
Name: Yi Zhang
Title: Authorized Signatory

[Signature Page to Convertible Note Purchase Agreement]

BEST Inc.

ANNEX A

FORM OF NOTE INSTRUMENT

Agreed Form

[•], 2020

BEST INC.

CONVERTIBLE NOTE INSTRUMENT

Constituting $150 million Principal Amount of Convertible Senior Notes

Convertible into Ordinary Shares of

BEST Inc.

CONTENTS

		Page

1	INTERPRETATION	1

2	PRINCIPAL AMOUNT AND ISSUE OF NOTES	10

3	STATUS	10

4	ANNUAL INTEREST	10

5	FORM AND TITLE	11

6	TRANSFER OF NOTES; ISSUANCE OF NOTE CERTIFICATE	11

7	CONVERSION	13

8	PAYMENTS	27

9	REPURCHASE, REDEMPTION AND CANCELLATION	28

10	PARTICULAR COVENANTS OF THE COMPANY	33

11	CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE	36

12	DEFAULT AND REMEDIES	38

13	REPLACEMENT OF NOTE CERTIFICATES	41

14	PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS	41

15	SUCCESSORS AND ASSIGNS	41

16	AMENDMENTS AND WAIVERS; NOTICES	42

17	SEVERABILITY	42

18	DELAYS OR OMISSIONS	42

19	REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF	42

20	GOVERNING LAW AND JURISDICTION	43

21	CONSTRUCTION; HEADINGS	43

EXHIBIT A FORM OF NOTE CERTIFICATE		A-1

EXHIBIT B FORM OF JOINDER AGREEMENT		B-1

THIS CONVERTIBLE NOTE INSTRUMENT (this “Instrument”) is made on [•], 2020 by and between:

(1)                                 BEST INC., an exempted company incorporated under the Laws of the Cayman Islands (the “Company”); and

(2)                                 Alibaba.com Hong Kong Limited, a company incorporated under the Laws of Hong Kong (the “Initial Noteholder”),

each a party and together the parties.

WHEREAS:

(A)                               The Company and the Initial Noteholder have entered into a Convertible Note Purchase Agreement on May 28, 2020 (the “Purchase Agreement”), pursuant to which the Company agrees to authorize and issue, and the Initial Noteholder agrees to subscribe for, $150,000,000 in principal amount of convertible senior notes (the “Notes”), convertible into fully paid Ordinary Shares (or in the form of ADSs) of the Company.

(B)                               The Company has, in accordance with its Memorandum and Articles of Association and by a resolution of its Board of Directors, resolved to create, authorize and issue the Notes to the Noteholder constituted as provided below.

NOW THIS INSTRUMENT WITNESSES AND THE COMPANY DECLARES as follows:

1                                         INTERPRETATION

1.1          The following expressions have the following meanings:

“Additional Amounts” shall have the meaning specified in Section 10.4(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 12.2(b) and Section 12.3(a), as applicable.

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing one Ordinary Share of the Company as of the date of this Instrument, and deposited with the ADS Custodian.

“ADS Custodian” means Citibank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means Citibank, N.A., as depositary for the ADSs, or any successor entity thereto.

“ADS Issuance Fee” shall have the meaning specified in Section 7.2(a)(i).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable PRC Rate” means (i) in the case of deduction or withholding of PRC income tax, 10%, (ii) in the case of deduction or withholding of, or reduction for, PRC value added tax (including any related local levies), 6.72%, or (iii) in the case of deduction or withholding of, or reduction for, both PRC income tax and PRC value added tax (including any related local levies), 16.72%.

“applicable taxes” shall have the meaning specified in Section 10.4(a).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the PRC, Hong Kong or the Cayman Islands are required by law to be closed or are otherwise required to be closed due to the COVID-19 outbreak.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Change in Law” means any change in or amendment to the Laws, regulations and rules of the PRC or the official interpretation or official application thereof.

“Change in Tax Law” shall have the meaning specified in Section 9.5(b).

“Clause A Distribution” shall have the meaning specified in Section 7.3(c).

“Clause B Distribution” shall have the meaning specified in Section 7.3(c).

“Clause C Distribution” shall have the meaning specified in Section 7.3(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means ordinary share capital or common stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” means BEST Inc. as set forth in the preamble, and subject to the provisions of Section 11, shall include its successors and assigns.

“Conversion Date” has the meaning specified in Section 7.2(a)(ii).

“Conversion Failure” has the meaning specified in Section 7.10.

“Conversion Failure Buy-In” has the meaning specified in Section 7.10.

“Conversion Notice” has the meaning specified in Section 7.2(a)(i).

“Conversion Period” has the meaning specified in Section 7.1(a).

“Conversion Rate” the number of Ordinary Shares to be delivered upon conversion of $100,000, initially being the number equal to $100,000 divided by the lower of (i) the quotient of (a) 125% of the volume-weighted average closing sale price per ADS for 30 consecutive Trading Days after May 27, 2020, which is quoted on Bloomberg under the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s) where implemented, from 9:30 to 16:00, New York City time or, if unavailable on Bloomberg, from such other source as will be determined appropriate by a leading investment bank of international repute appointed by the Noteholder, divided by (b) the number of Ordinary Shares then represented by one ADS, and (ii) $6.25. Such initial Conversion Rate is subject to adjustment in accordance with Section 7 of this Instrument.

“Conversion Right” shall have the meaning specified in Section 7.1.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including the Redemption Price, the Repurchase Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deposit Agreement” means the deposit agreement dated as of September 22, 2017, by and among the Company, the ADS Depositary and the holders and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Designated Office” means the Company’s principal place of business in 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Hangzhou, Zhejiang, China, as may be changed from time to time; provided that any change in the Designated Office shall be notified to the Noteholder in accordance with Section 16.

“Distributed Property” shall have the meaning specified in Section 7.3(c).

“Events of Default” has the meaning specified in Section 12.1.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Principal Shareholder” means any of Mr. Shao-Ning Johnny Chou or Alibaba Group Holding Limited, in each case, together with any other “person” or “group” subject to aggregation or attribution of the Common Equity of the Company (including Common Equity held in the form of ADSs) with the respective Existing Principal Shareholder under Section 13(d) of the Exchange Act, and “Existing Principal Shareholders” refers to both of them.

“FATCA” shall have the meaning specified in Section 10.4(a)(i)(D).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)                                 (A) A “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries or any Existing Principal Shareholder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” of: (i) the Company’s Common Equity (including Common Equity held in the form of ADSs) representing more than 50% of the voting power of the Company’s Common Equity entitled to vote generally in the election of the Board of Directors, or (ii) the Company’s Common Equity representing more than 50% of the total outstanding Common Equity of the Company (including Ordinary Shares, ADSs, Class B ordinary shares and Class C ordinary shares of the Company); or (B) either of the Existing Principal Shareholders or both of them, in the aggregate, have become the direct or indirect “beneficial owners” of the Ordinary Shares (including the Ordinary Shares held in the form of ADSs but excluding any Ordinary Shares that any such party does not actually own, but instead “beneficially owns” solely as the result of “beneficially owning” any of the Class B or Class C ordinary shares of the Company, as the case may be) representing, in total, more than 50% of the number of outstanding Ordinary Shares, based on any Schedule TO or any schedule, form or report under the Exchange Act disclosing the same filed by the relevant Existing Principal Shareholder (or any other “person” or “group” subject to aggregation or attribution of the Common Equity of the Company with such Existing Principal Shareholder under Section 13(d) of the Exchange Act), or (C) Mr. Shao-Ning Johnny Chou, together with any other “person” or “group” subject to aggregation or attribution of the Common Equity of the Company with him under Section 13(d) of the Exchange Act, have become the direct or indirect “beneficial owners” of the Company’s Common Equity (including Ordinary Shares, ADSs, Class B ordinary shares and Class C ordinary shares of the Company) representing more than 50% of the total voting power of the Company’s Common Equity based on any Schedule TO or any schedule, form or report under the Exchange Act disclosing the same;

(b)                                 the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof); (B) any share exchange, consolidation or merger of the Company pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries and Variable Interest Entities, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity (including Common Equity held in the form of ADSs) immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power represented by all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership of voting power immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)                                  the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)                                 the ADSs (or other Common Equity or ADSs in respect of Common Equity underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

(e)                                  any Change in Law that results in (x) the Group Companies (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company’s being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter; provided that the Company has not furnished to the Noteholders on or before the 20th calendar day after the date of such Change in Law an opinion from an independent financial advisor or an independent legal counsel stating either (x) that the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Group) or (y) that such Change in Law would not materially adversely affect the Company’s ability to make principal and interest payments on the Notes when due or to effect the conversion of the Notes in accordance herewith, provided, however, that a transaction or event described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Ordinary Shares (directly or in the form of ADSs), excluding cash payments for fraction of ADS or Ordinary Share, in connection with such transaction or event consists of shares of Common Equity or ADSs in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or event that would otherwise constitute a Fundamental Change under clause (b) of the definition thereof and as a result of such transaction or event, the Notes become convertible into such consideration, excluding cash payments for fraction of Ordinary Share, provided further that an event that is not considered a Fundamental Change pursuant to this proviso shall not be a Fundamental Change solely because such event could also be subject to clause (a) of this definition.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.3(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.3(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.3(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.3(a).

“Governmental Approval” means any authorization of or by, consent of, approval of, license from, ruling of, permit from, tariff by, rate of, certification by, exemption from, filing with (except any filing relating to the perfection of security interests), variance from, claim of, order from, judgment from, decree of, publication to or by, notice to, declaration of or with or registration by or with any Governmental Authority, whether tacit or express.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory, Tax or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, Hong Kong, the Cayman Islands, the British Virgin Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, any self-regulatory organization and stock exchanges.

“Group Companies” or the “Group” means, collectively, the Company, its Subsidiaries and its Variable Interest Entities; a “Group Company” means any of them.

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“Initial Noteholder” has the meaning specified in the preamble.

“Instrument” has the meaning specified in the preamble.

“Interest Payment Date” means each July 1 and January 1 of each year or, if the relevant date is not a Business Day, the immediately following Business Day, beginning on January 1, 2021.

“Joinder Agreement” has the meaning specified in Section 6.2.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded.  If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Law(s)” means any law or regulation, including (i) any statute or regulation; (ii) any rule of any Governmental Authority by which any party is bound; (iii) any agreement between any Governmental Authorities; and (iv) any customary agreement between any Governmental Authority and any party.

“Maturity Date” has the meaning specified in Section 2.2.

“Maturity Redemption Price” shall have the meaning specified in Section 9.1.

“Memorandum and Articles of Association” means the Ninth Amended and Restated Memorandum and Articles of Association of the Company, as may be further amended, modified, supplemented or restated from time to time.

“Merger Event” shall have the meaning specified in Section 7.6(a).

“normal office hours” means 9 a.m. to 5 p.m. on a Business Day.

“Note Certificate” has the meaning specified in Section 5.1.

“Noteholder” or “Holder” means the Initial Noteholder or any holder of the Note Certificates registered on the Company’s Register of Noteholder following a valid transfer of any Note pursuant to this Instrument.

“Notes” has the meaning specified in the recitals.

“Officer” means, with respect to the Company, the Chief Executive Officer, the Chief Financial Officer and the Chief Strategy and Investment Officer.

“Officers’ Certificate” when used with respect to the Company, means a certificate that is delivered to the Noteholders and that is signed by an Officer of the Company.

“Ordinary Shares” means the Class A ordinary shares with a par value of $0.01 each in the share capital of the Company.

“Outstanding” or “outstanding,” when used with reference to Notes, shall mean, as of any particular time, all Notes under this Instrument, except:

(a)                                 Notes repurchased by the Company pursuant to Sections 9.2 and 9.3;

(b)                                 Notes redeemed by the Company pursuant to Section 9.5;

(c)                                  Notes with respect to which the Noteholder has exercised its Conversion Rights and for which the relevant number of Ordinary Shares has been issued to the Noteholder in accordance with this Instrument; and

(d)                                 those Notes that have been mutilated or defaced or that are alleged to have been lost or stolen and, in each case, in respect of which replacement Notes have been issued pursuant to Section 13.

“party” or “parties” has the meaning specified in the preamble.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PRC” means the People’s Republic of China, excluding, for the purpose of this Instrument, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Purchase Agreement” has the meaning specified in the recitals.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares or ADSs (or other applicable security) have the right to receive any cash, securities or other property or in which Ordinary Shares or ADSs (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 9.5.

“Redemption Price” shall have the meaning specified in Section 9.5.

“Reference Property” shall have the meaning specified in Section 7.6(a).

“Register of Noteholders” has the meaning specified in Section 6.1.

“Registered Account” shall have the meaning specified in Section 8.2.

“Registration Date” shall have the meaning specified in Section 7.2(b)(iii).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 15 or December 15 (whether or not such day is a Business Day) immediately preceding the applicable July 1 or January 1 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 10.4(a).

“Repurchase Date” shall have the meaning specified in Section 9.2(a).

“Repurchase Notice” shall have the meaning specified in Section 9.2(b)(i).

“Repurchase Period” shall have the meaning specified in Section 9.2(a).

“Repurchase Price” shall have the meaning specified in Section 9.2(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means, collectively, Sarbanes-Oxley, the Securities Act, the Exchange Act, the rules and regulations promulgated by the SEC, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.  Each of the Company’s Variable Interest Entities will be deemed to be a “subsidiary” for purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X.

“Spin-Off” shall have the meaning specified in Section 7.3(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.1(a).

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Governmental Authority having power to tax.

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the ADSs (or such other security) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“Transferee” has the meaning specified in the Section 6.2.

“Trigger Event” shall have the meaning specified in Section 7.3(c).

“unit of Reference Property” shall have the meaning specified in Section 7.6(a).

“US Dollar,” “USD” or “$” means the legal currency of the United States of America.

“Valuation Period” shall have the meaning specified in Section 7.3(c).

“Variable Interest Entities” means, with respect to any Person, any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such person prepares its financial statements in accordance with accounting principles other than the accounting principles generally accepted in the United States of America, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles.

1.2          Headings used in this Instrument are for ease of reference only and shall be ignored in interpreting this Instrument.

1.3          References to Sections and Exhibits are references to Sections and Exhibits of or to this Instrument.

1.4          Words and expressions in the singular include the plural and vice versa and words and expressions importing one gender include every gender.

1.5          References in this Instrument to principal, premium, interest and other payments payable by the Company shall be deemed also to refer to any Additional Interest or Additional Amounts, as applicable, which may be payable under Section 10.4, Section 12.2(b) and Section 12.3(a) or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to this Instrument.

1.6          Whenever the words “include,” “includes” or “including” are used in this Instrument, they are deemed to be followed by the words “without limitation.”

2                                         PRINCIPAL AMOUNT AND ISSUE OF NOTES

2.1          The Notes shall be designated as the “4.50% Convertible Senior Notes due 2025.” The Company hereby authorizes and issues the Notes in the aggregate principal amount of $150,000,000 pursuant to the Purchase Agreement.  The aggregate amount of the Notes shall, subject to the provisions for repurchase, redemption, acceleration and conversion hereof, as applicable, mature and be payable in full on the Maturity Date.

2.2          For the purpose of this Instrument, the “Maturity Date” shall be the fifth (5th) anniversary of the date of this Instrument (i.e., [•], 2025).

3                                         STATUS

3.1          Unless fully converted pursuant to this Instrument, the Notes constitute direct, unconditional, unsecured and unsubordinated obligations of the Company.  The Notes rank (i) senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes, (ii) equal in right of payment to all of the Company’s indebtedness and other liabilities that are not so subordinated, including the Company’s 1.75% convertible senior notes due 2024 of which $200,000,000 aggregate principal amount is outstanding as of the date of this Instrument, and (iii) junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities of the Company’s Subsidiaries and/or Variable Interest Entities (including trade payables). In the event of bankruptcy, liquidation, reorganization or other winding-up events of the Company, the assets of the Company that secure secured debt (if any) will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets.

4                                         ANNUAL INTEREST

4.1          Interest shall accrue, at a fixed rate equal to 4.50% per annum, on the outstanding principal amount of the Notes from the date of this Instrument until all the outstanding principal amounts are fully repaid; provided that if any portion of the principal amount is duly converted into Ordinary Shares (or ADSs) in accordance with Section 7, interest shall cease to accrue on the portion of the principal amount being converted.  Accrued interest on the Notes shall be payable on the Interest Payment Date and be computed on the basis of a 360-day year composed of twelve 30-day months and, for any partial months, on a pro rata basis based on the number of days actually elapsed in such month.

4.2          The principal amount of the Notes may not be prepaid, in whole or in part, prior to the Maturity Date without the written consent of the Noteholder, except as provided in Section 9.5 of this Instrument or as mutually agreed between the Company and any Noteholder with respect to the Note(s) held by such Noteholder.

5                                         FORM AND TITLE

5.1          Form

The Note Certificate in the form set out in Exhibit A hereto (the “Note Certificate”) will be issued to the Noteholder in respect of its registered holding of the Notes, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Instrument.  The Notes and the Note Certificate will be numbered serially with an identifying number to be recorded on the relevant Note Certificate and in the Register of Noteholders, which the Company will keep.

5.2          Title

Title to the Notes passes to the Noteholder only by the authorization and issuance of the Note Certificate and registration in the Register of Noteholders in accordance with this Instrument.  So long as such registration in the Register of Noteholders is recorded without alterations pursuant to this Instrument, the Noteholder will (except as otherwise required by the applicable Laws) be treated as the absolute owner of the Notes for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Note Certificate issued in respect of it (other than the endorsed form of transfer as described in Section 6)), and no Person will be liable for so treating the Noteholder.

6                                         TRANSFER OF NOTES; ISSUANCE OF NOTE CERTIFICATE

6.1          Register of Noteholders

The Company shall keep at its business office or shall cause to be kept at its registered office a register on which shall be entered the names and addresses of the Noteholder, the particulars of the Notes held by the Noteholder and of all transfer, conversion or cancellation of the Notes as well as the amount of outstanding principal amount and accrued interest owing to the Noteholder (the “Register of Noteholders”).  The entries in the Register of Noteholders shall be conclusive evidence of the amounts due and owing to the Noteholder in the absence of manifest error.  Notwithstanding anything to the contrary contained in this Instrument, the obligations under the Notes are registered obligations and the right, title and interest in and to such obligations shall be transferable only upon notation of such transfer in the Register of Noteholders.  The Register of Noteholders shall be available for inspection by the Noteholder from time to time upon reasonable prior notice.

6.2          Transfers

On and from the ninetieth (90th) day of the date of this Instrument, the Notes may be freely transferred, subject to the applicable Laws, in whole or in part, at any time prior to the full conversion of the Notes into Ordinary Shares (or in the form of ADSs) or the consummation of a repurchase and redemption pursuant to Section 9 of this Instrument of the Notes pursuant to this Instrument by surrender of the Note Certificate issued in respect of the Notes, delivered together with the endorsed form of transfer (in the form set out in Attachment 4 to the Form of Note Certificate attached hereto as Exhibit A, the acquirer of such transferred Notes, the “Transferee”) duly completed and signed by the registered Noteholder or his attorney duly authorized in writing, to the Company at the Designated Office together with such evidence as the Company may reasonably require to prove the authority of the individuals who have executed the endorsed form of transfer.  The Noteholder shall cause the Transferee to agree in writing to be bound by the terms of this Instrument and to sign, execute and deliver a Joinder Agreement in the form of Exhibit B hereto (the “Joinder Agreement”), whereupon the Company shall counter-sign, execute and deliver the same to the Transferee.  Upon the execution of such Joinder Agreement, such Transferee will be bound, to the extent of the transferred Notes in its capacity as a “Noteholder,” by obligations under this Instrument as if it was a signing party hereof. Upon the receipt of such executed Joinder Agreement, the Company shall promptly countersign and deliver a fully executed version to the Transferee.

Notwithstanding anything provided herein, (i) the total number of Holders of the Notes shall not exceed five (5) at any given time, and (ii) any transfer of the Notes that can result in the total number of Holders of the Notes to exceed five (5) immediately after the completion of such transfer shall be subject to the prior written consent of the Company; provided that the Initial Noteholder and up to five (5) of its Affiliates shall be collectively regarded as one Noteholder for the purpose of this paragraph.

6.3          Cancellation of Note Certificate

Upon the receipt of the original Note Certificate surrendered by the Noteholder, the executed endorsed form of transfer by the Noteholder and the executed Joinder Agreement by the Transferee, the Company shall, at its expense, promptly cancel the original Note Certificate and no Note Certificate shall be issued to the Holder of the original Note Certificate therefor except as expressly permitted by Section 6.5(b).

6.4          Update of the Register of Noteholders

Upon the receipt of the original Note Certificate surrendered by the Noteholder, the executed endorsed form of transfer by the Noteholder and the executed Joinder Agreement by the Transferee, the Company shall, at its expense, promptly cause the Register of Noteholders to be updated by including the names and addresses of the Transferee, the particulars of the transferred Notes held by the Transferee and of the remaining Note (if any) held by the Noteholder and the amount of outstanding principal amount and accrued interest owing to the Transferee and the Noteholder respectively upon the transfer.

6.5          Delivery of New Note Certificates

(a)                                 Each new Note Certificate to be issued upon a transfer, exchange or conversion of Notes shall, within five (5) Business Days of receipt by the Company of the endorsed form of transfer (in the form set out in Attachment 4 to the Form of Note Certificate attached hereto as Exhibit A) duly completed and signed, be made available for collection at the Designated Office or, if so requested in the endorsed form of transfer, be mailed by uninsured mail at the risk of the holder entitled to such new Note Certificate (but free of charge to such holder) to the address specified in the endorsed form of transfer.

(b)                                 Where only part of the principal amount of the Notes in respect of which a Note Certificate is issued is to be transferred, exchanged or converted, a new Note Certificate in respect of the remaining Notes not so transferred, exchanged or converted will, within five (5) Business Days of delivery of the original Note Certificate to the Company, be mailed by uninsured mail at the risk of the holder entitled to such remaining Notes not so transferred, exchanged or converted (but free of charge to such holder) to the address of the Noteholder appearing on the Register of Noteholders.

6.6          Formalities Free of Charge

Registration of a transfer of the Notes will be effected without charge by or on behalf of the Company.

7                                         CONVERSION

7.1          Conversion Right

Subject as hereinafter provided, each Noteholder has the right to convert all or any portion of the Notes held by it (if the portion to be converted is $100,000 principal amount or an integral multiple thereof) into Ordinary Shares or, at the sole discretion of such Noteholder, into Ordinary Shares in the form of ADSs at any time during the Conversion Period at the Conversion Rate.  The right of the Noteholder to convert the Notes into Ordinary Shares (or in the form of ADSs) is called the “Conversion Right.”

(a)                                 Conversion Period: Subject to and upon compliance with the provisions of this Section, the Conversion Right attaching to any Notes may be exercised, at the option of the holder thereof, at any time on or after the thirty-first (31st) Trading Day after May 27, 2020 up to the close of business (at the place where the Note Certificate evidencing such Notes is deposited for conversion) of the second Business Day immediately preceding the Maturity Date (but, except as provided in Section 7.1(c), in no event thereafter) (the “Conversion Period”).

(b)                                 Fractions of Shares: Fractions of the Ordinary Shares will not be issued on conversion and cash payment in lieu thereof will be made in respect thereof.

(c)                                  Survival after Default: Notwithstanding the provisions of Section 7.1(a) of this Instrument, if (i) the Company shall default in making payment in full in respect of any Notes which shall have been called for redemption or repurchase on the date fixed for the redemption or repurchase thereof; (ii) any Note has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events referred to in Section 12; or (iii) any Note is not redeemed on the Maturity Date in accordance with Section 2.1, the Conversion Right attaching to such Note will continue to be exercisable up to, and including, the close of business at the Designated Office on the date upon which the full amount of the money payable in respect of such Notes has been duly received by the Noteholder.  In connection with such default, notwithstanding the provisions of Section 7.1(a) of this Instrument, any Note in respect of which the Note Certificate and Conversion Notice are deposited for conversion prior to such date shall be converted on the relevant Conversion Date notwithstanding that the full amount of the money in respect of such Notes is payable before such Conversion Date or that the Conversion Period may have expired before such Conversion Date, provided that the Company’s delivery of Ordinary Shares (directly or in the form of ADSs) and all the accrued and unpaid interest on such Note (and any Additional Interest and Additional Amounts as applicable) shall be deemed to fully settle any payment obligations the Company may have with respect to such Note, and the Company will cease to be obligated to make the payment with respect to the such Note described in the foregoing (i), (ii) or (iii) of this Section 7.1(c).

7.2                               Conversion Procedure

(a)                                 Conversion Notice:

(i)                                     To exercise the Conversion Right attaching to any Note, the Noteholder must complete, execute and deposit at its own expense during normal office hours at the Designated Office a notice of conversion (a “Conversion Notice”) in duplicate in the form set out in Attachment 1 to the Form of Note Certificate attached hereto as Exhibit A, together with the relevant Note Certificate.  A Conversion Notice deposited outside the normal office hours or on a day that is not a Business Day at the place of the Designated Office shall for all purposes be deemed to have been deposited with the Company during the normal office hours on the next Business Day following such day. If the Noteholder elects to convert the Notes into Ordinary Shares in the form of ADSs, the converting Noteholder shall furnish the Company with all the necessary documents reasonably required by the ADS Depositary from time to time, together with the payments of fees and expenses related to the issuance of ADSs by the ADS Depositary (the “ADS Issuance Fee”); provided, however, that the Initial Noteholder and its Affiliates shall not be required to pay the ADS Issuance Fee, which, upon its occurrence, shall be borne by the Company.

(ii)                                  The conversion date in respect of a Note (the “Conversion Date”) must fall at a time when the Conversion Right attaching to that Note is expressed in this Instrument to be exercisable (subject to the provisions of Section 7.1(c) above) and will be deemed to be the Business Day immediately following the date of the surrender of the Note Certificate in respect of such Note and delivery of such Conversion Notice pursuant to Section 7.2(a)(i).  A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Company consents in writing to such withdrawal.

(b)                                 Registration:

(i)                                     In the event the Noteholder elects to convert the Notes into Ordinary Shares and not in the form of ADSs, as soon as practicable, and in any event not later than five (5) Business Days after the Conversion Date, the Company shall, (x) in the case of Notes converted and in respect of which a duly completed Conversion Notice has been delivered and the relevant Note Certificate surrendered as required by Section 7.2(a)(i), register the Person or Persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Ordinary Shares in the Company’s register of members and (y) cause the share certificate with respect to the Ordinary Shares so converted to be delivered to the designated Person and at the place specified in the Conversion Notice, together with any other securities, property or cash required to be delivered upon conversion and other documents (if any) as may be required by the applicable Laws to effect the transfer thereof.

(ii)                                  In the event the Noteholder elects to convert the Notes into Ordinary Shares in the form of ADSs, the Company shall cause the ADS Depositary to deliver ADSs to the Holder upon the Holder’s election as soon as practicable, and in any event not later than ten (10) Business Days following the date on which all of the corresponding Note Certificate, Conversion Notice, documents reasonably required by the ADS Depositary and, in the case of Noteholders other than the Initial Noteholder or its Affiliates, the ADS Issuance Fee, have been delivered to the Company (or ADS Depositary, as applicable) by the Noteholder; in connection therewith, as soon as practicable and in any event not later than five (5) Business Days after the Conversion Date, the Company shall first cause new share certificate(s) to be issued to the converting Noteholder and entries on the Company’s register of members to be entered with respect to the Ordinary Shares into which the Notes are converted in the form of ADSs in the name of the converting Noteholder. Immediately after the aforesaid issuance of new shares and entries on the register of members are completed, for the purpose of depositing Ordinary Shares issued to the converting Noteholder in exchange for the issuance of ADSs to such Noteholder, the Company shall cause the register of members to be updated and share certificates to be issued in the name of the ADS Depositary.

(iii)                               The Person or Persons designated in the Conversion Notice will become the holder(s) of record of the number of Ordinary Shares (or ADSs, as applicable) issuable upon conversion with effect from the date (the “Registration Date”) that is the earlier of (x) the date the converting Noteholder is registered as such in the Company’s register of members, and (y) the fifth (5th) Business Day after the Conversion Date.  The Ordinary Shares (or ADSs, as applicable) issued upon conversion of the Notes will in all respects rank pari passu with the Ordinary Shares (or ADSs, as applicable) in issue on the relevant Registration Date.  Save as set out in this Instrument, a holder of Ordinary Shares (or ADSs, as applicable) issued on conversion of the Notes shall not be entitled retrospectively to any rights on the Record Date which precedes the relevant Registration Date.

(iv)                              If the Conversion Date in relation to any Note shall be after the Record Date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Rate pursuant to Section 7.3, but before the relevant adjustment becomes effective, upon the relevant adjustment becoming effective, the Company shall procure the issue to the converting Noteholder (or in accordance with the instructions contained in the Conversion Notice) such additional number of Ordinary Shares (or ADSs as applicable, or other asset, security, property or amount subject to issue, distribution, grant or offer or other event giving rise to such adjustment to the Conversion Rate) as, together with the Ordinary Shares (or ADSs, as applicable) issued or to be issued on conversion of the relevant Notes, is equal to the number of Ordinary Shares (or ADSs, as applicable) which would have been required to be issued on conversion of such Notes if the relevant adjustment to the Conversion Rate had been made and become effective immediately after the relevant Record Date (as calculated by the Company in accordance with this Instrument).

(v)                                 If the Record Date for the payment of any distribution in respect of the Ordinary Shares (or ADS, as applicable) is on or after the Conversion Date in respect of any Notes, but before the Registration Date, the Company shall procure the payment of such distribution to the converting Noteholder or its designee to which it would have been entitled had it, on that Record Date, already been such a shareholder of record and shall make the payment at the same time as it makes payment of the dividend or other distribution to other holders of Ordinary Shares or ADSs, or as soon as practicable thereafter, but, in any event, not later than seven (7) days thereafter.

(c)                                  Updated Note Certificate and Conversion to ADSs:

(i)                                     In the event there is any Outstanding Notes upon the conversion of part of the Notes pursuant to Section 7, subject to Section 6.5, the Company shall execute and deliver to the Noteholder of the Note Certificate so surrendered a new Note Certificate in an aggregate principal amount equal to the unconverted portion of the surrendered Notes, without payment of any service charge by the Noteholder.

(ii)                                  If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp, issue, transfer or similar tax due on the issuance and delivery of the Ordinary Shares upon conversion of the Notes, unless the tax is due solely because the Holder requests any Ordinary Shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  In the Noteholder’s election of converting the Notes into Ordinary Shares in the form of ADSs, the Company shall pay the depositary’s fees and other costs for the conversion of the Ordinary Shares into the ADSs.  The Company may refuse to deliver the Ordinary Shares (or ADSs, as applicable) being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(d)                                 Settlement Upon Conversion

Upon conversion, all interest accrued on the Notes surrendered for conversion but unpaid to the Conversion Date shall automatically and unconditionally be due and payable in full in cash on the Conversion Date.  Payment of such interest shall be made by transfer to the Registered Account of the holder of the Notes surrendered.

7.3                               Adjustments to Conversion Rate

The Conversion Rate will be subject to adjustment in the following events:

(a)                                 If the Company exclusively issues Ordinary Shares as a dividend or distribution on the Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as applicable;

OS0                                       =                                                     the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as applicable; and

OS1                                       =                                                     the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 7.3(a) shall become effective immediately after the close of business on the Record Date for the ADSs for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 7.3(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such issuance;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0                                       =                                                     the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;

X                                                   =                                                     the total number of Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y                                                   =                                                     the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii)

the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares then represented by one ADS.

Any increase made under this Section 7.3(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for the ADSs for such issuance.  To the extent that Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs).  If such rights, options or warrants are not so issued, or if no such rights, options, or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such the Record Date for the ADSs for such issuance had not occurred.

For purposes of this Section 7.3(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                  If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 7.3(a) or Section 7.3(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7.3(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 7.3(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such distribution;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0                                         =                                                     the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                                =                                                     the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Record Date for the ADSs for such distribution.

Any increase made under the foregoing portion of this Section 7.3(c) above shall become effective immediately after the close of business on the Record Date for the ADSs for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only distribution, if any, actually paid or made, if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $100,000 principal amount thereof held by such Holder on the Record Date, at the same time and upon the same terms as holders of the Ordinary Shares (directly or in the form of ADSs) receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Ordinary Shares (directly or in the form of ADSs) equal to the Conversion Rate in effect on the Record Date for the ADSs for the distribution.

With respect to an adjustment pursuant to this Section 7.3(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0                           =                                                     the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.1 as if references therein to the Ordinary Shares (directly or in the form of ADSs) were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0                                    =                                                     the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately after the close of business on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 7.3(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 7.3(c), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 7.3(c) (and no adjustment to the Conversion Rate under this Section 7.3(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.3(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Instrument, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7.3(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 7.3(a), Section 7.3(b) and this Section 7.3(c), if any dividend or distribution to which this Section 7.3(c) is applicable also includes one or both of:

(A)                               a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 7.3(a) is applicable (the “Clause A Distribution”); or

(B)                               a dividend or distribution of rights, options or warrants to which Section 7.3(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7.3(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 7.3(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 7.3(a) and Section 7.3(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 7.3(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 7.3(b).

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be increased based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such dividend or distribution;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0                                         =                                                     the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                                   =                                                     the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) (for the avoidance of doubt, without giving effect to any applicable fees and expenses payable to, or withheld by, the ADS Depositary of the ADSs with respect to such distribution).

Any increase pursuant to this Section 7.3(d) shall become effective immediately after the close of business on the Record Date for the ADSs for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $100,000 principal amount of Notes, at the same time and upon the same terms as holders of the Ordinary Shares (directly or in the form of ADSs), the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares (directly or in the form of ADSs) equal to the Conversion Rate on the Record Date for the ADSs for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries or Variable Interest Entities makes a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC                                          =                                                     the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0                                       =                                                     the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1                                       =                                                     the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1                                         =                                                     the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 7.3(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 7.3(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate. If any conversion occurs on the expiration date of any tender or exchange offer, then, solely for the purposes of such conversion, the Conversion Date will be deemed to occur on the Trading Day immediately after the expiration date.  For the avoidance of doubt, no adjustment to the Conversion Rate under this Section 7.3(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.

(f)                                   Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or ADSs or any securities convertible into or exchangeable for Ordinary Shares or ADSs or the right to purchase Ordinary Shares or ADSs or such convertible or exchangeable securities.

(g)                                  In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 7.3, and to the extent permitted by applicable Law and subject to the applicable rules of The New York Stock Exchange and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(h)                                 Notwithstanding anything to the contrary in this Section 7, the Conversion Rate shall not be adjusted:

(i)            upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(ii)           upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries or Variable Interest Entities;

(iii)          upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)          solely for a change in the par value of the Ordinary Shares; or

(v)           for accrued and unpaid interest, if any.

(i)                                     All calculations and other determinations under this Section 7 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(j)                                    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly notify the Noteholders in accordance with Section 16 of the Conversion Rate before and after such adjustment and the date on which each adjustment becomes effective, and setting forth a brief statement of the facts requiring such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)                                 For purposes of this Section 7.3, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(l)                                     For purposes of this Section 7.3, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

7.4                               Whenever any provision of this Instrument requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 7.3, or any event requiring an adjustment to the Conversion Rate pursuant to Section 7.3 where the Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices of ADSs or Ordinary Shares are to be calculated.

7.5                               Sufficient Ordinary Shares

The Company shall provide, free from preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, a sufficient number of Ordinary Shares due upon conversion of the Notes from time to time.

7.6                               Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares

(a)                                 In the case of:

(i)            any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii)           any consolidation, merger, combination or similar transaction involving the Company,

(iii)          any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries and Variable Interest Entities substantially as an entirety or

(iv)          any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Noteholders a supplemental instrument providing that, at and after the effective time of such Merger Event, the right to convert each $100,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the number of Ordinary Shares otherwise deliverable upon conversion of the Notes in accordance with Section 7.2 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have been entitled to receive in such Merger Event.

If the Merger Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Ordinary Shares and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Ordinary Share.  The

Company shall provide written notice to Holders of such weighted average as soon as practicable after such determination is made.

Such supplemental instrument described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Section 7.  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental instrument, and such supplemental instrument shall contain such additional provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 9.3 and the right of Holders to require the Company to repurchase their Notes on the Repurchase Date pursuant to Section 9.2, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)                                 The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 7.6.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into Ordinary Shares as set forth in this Section 7 prior to the effective date of such Merger Event.

(c)                                  The above provisions of this Section 7.6 shall similarly apply to successive Merger Events.

7.7                               Certain Covenants

(a)                                 The Company covenants that all Ordinary Shares delivered upon conversion of Notes will be fully paid and non-assessable by the Company and free from all Taxes, liens and charges with respect to the issue thereof.

(b)                                 The Company covenants that, if any Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any Governmental Authority under any federal or state law before such Shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                                  The Company further covenants to take all actions and obtain all approvals and registrations as are necessary or appropriate with respect to the conversion of the Notes into Ordinary Shares.

7.8                               All costs, charges, liabilities and expenses incurred in connection with the appointment, retention, consultation and remuneration of the investment banks appointed under this Instrument shall be borne by the Company.

7.9                               To the extent requested by the Noteholder, where more than one event which gives or may give rise to an adjustment to the Conversion Rate occurs within such a short period of time that in the opinion of a leading investment bank of international repute (acting as experts), selected by the Noteholder, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by a leading investment bank of international repute (acting as expert), selected by the Company and approved by the Noteholder, to be in its opinion appropriate in order to give such intended result.

7.10                        If the Noteholder shall have provided the Conversion Notice and surrendered the corresponding Note Certificate to the Company pursuant to Section 7.2(a) and the Company fails, (i) in the case of converting to Ordinary Shares, to cause the registration and issuance of share certificate(s) to be completed in accordance with Section 7.2(b) within five (5) Business Days after the Conversion Date, or (ii) in the case of converting to ADSs, to cause the ADSs to be delivered to the Holder within ten (10) Business Days after the Conversion Date (each a “Conversion Failure”), and the Noteholder, or any third party acting on behalf of the Noteholder or for the Noteholder’s account, purchases (in an open market transaction or otherwise) the Ordinary Shares (directly or in the form of ADSs) representing the number (but not more than the number) of Ordinary Shares, the non-delivery of which resulted in such Conversion Failure (a “Conversion Failure Buy-In”), then the Company shall pay in cash to the Noteholder (for costs incurred either directly by the Noteholder or by a third party on behalf of the Noteholder) the amount by which the total purchase price paid for Ordinary Shares (directly or in the form of ADSs) as a result of the Conversion Failure Buy-In (including brokerage commissions, if any) exceeds the aggregate price for such number of Ordinary Shares the non-delivery of which resulted in the Conversion Failure calculated based on the per share price reflected in the then current Conversion Rate. The Noteholder shall provide the Company written notice indicating the amounts payable to the Noteholder in respect of the Conversion Failure Buy-In. Upon the Noteholder’s receipt of the full payment made by the Company in accordance with this Section 7.10, the corresponding Notes surrendered by the Noteholder with respect to such Conversion Failure shall be deemed converted.

8                                         PAYMENTS

8.1                               Principal and Premium

(a)                                 Any and all principal amount of the Outstanding Notes remaining unpaid, together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Maturity Date unless previously converted, exchanged, redeemed, repurchased or otherwise cancelled.  Payment of principal, premium, interest, and all other amounts payable under these Sections, will be made by transfer to the Registered Account of the Noteholder.  Payment of principal and accrued but unpaid interest will be made only after surrender of the relevant Note Certificate at the Designated Office.

(b)                                 When making payments to Noteholder, all cash payments shall be made in US Dollar and fractions of one US Dollar will be rounded down to the nearest US Dollar.

8.2                               Registered Accounts

For the purposes of this Instrument, a “Registered Account” means the USD account maintained by or on behalf of the Noteholder as the Noteholder may notify to the Company from time to time, details of which appear on the Register of Noteholders on the second Business Day before the due date for payment.

8.3                               Fiscal Laws

All payments are subject to in all cases any applicable Laws in the place of payment.  No commissions or expenses shall be charged to the Noteholder in respect of such payments.

8.4                               Payment Initiation

Where payment of principal amount of the Notes is to be made by transfer to a Registered Account, payment instructions (for value on the due date or, if that is not a Business Day, for value on the first following day which is a Business Day) given by the Company to its bank will be initiated on the Business Day on which the relevant Note Certificate is surrendered at the Designated Office.

9                                         REPURCHASE, REDEMPTION AND CANCELLATION

9.1                               Redemption at Maturity

Unless previously repurchased, converted or purchased and cancelled as provided herein, the Company shall repurchase all of the Notes from the Noteholder by paying the Maturity Redemption Price on the Maturity Date.  The “Maturity Redemption Price” means an amount equal to the sum of the principal amount of the Outstanding Notes on the Maturity Date and the accrued and unpaid interest thereon.

9.2                               Repurchase at Option of Holders

(a)                                 Within a period of ninety (90) days starting from the third (3rd) anniversary of the date of this Instrument (the “Repurchase Period”), each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash, within ten (10) Business Days of the date of the Repurchase Notice (as defined below), all of such Holder’s Notes, or any portion thereof that is an integral multiple of $100,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date the Repurchase Price is fully paid to such Holder (the “Repurchase Date”), provided that in the event of exercising such repurchase right pursuant to this Section 9.2(a), each Holder of note is entitled to require the Company to repurchase the Notes only once during the Repurchase Period.

(b)                                 Repurchases of Notes under this Section 9.2 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Designated Office by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note Certificate attached hereto as Exhibit A during the period beginning at any time from the open of business on the third (3rd) anniversary of the date of this Instrument until the close of business on the second Business Day immediately preceding the last day of the Repurchase Period; and

(ii)                                  delivery of the Note Certificates to the Designated Office at any time after delivery of the Repurchase Notice (together with all necessary endorsements).

Each Repurchase Notice shall state:

(A)                               the certificate numbers of the Notes to be delivered for repurchase;

(B)                               the portion of the principal amount of the Notes to be repurchased, which must be $100,000 or an integral multiple thereof; and

(C)                               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Instrument;

Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Repurchase Notice contemplated by this Section 9.2 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the last day of the Repurchase Period by delivery of a duly completed written notice of withdrawal to the Designated Office in accordance with Section 9.4.  The Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Instrument.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 9.2 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 9.3 and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 9.4.

(c)                                  Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (including as a result of the payment of the Repurchase Price with respect to such Notes and any related interest described in this Instrument on the Redemption Date).  The Company will promptly return to the respective Holders thereof any Note Certificates held by it during the acceleration of the Notes (including as a result of the payment of the Repurchase Price with respect to such Notes and any related interest described in this Instrument on the Redemption Date), and upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

9.3                               Repurchase at Option of Holders Upon a Fundamental Change

(a)                                 If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $100,000 or an integral multiple of $100,000, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 9.3(c) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Section 9.3.

(b)                                 Repurchases of Notes under this Section 9.3 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Company by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note Certificate attached hereto as Exhibit A on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                                  delivery of the Notes to the Designated Office at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Designated Office as set forth in the Fundamental Change Repurchase Notice, where such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii)                               the certificate numbers of the Notes to be delivered for repurchase;

(iv)                              the portion of the principal amount of Notes to be repurchased, which must be $100,000 or an integral multiple thereof; and

(v)                                 that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Instrument;

Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Fundamental Change Repurchase Notice contemplated by this Section 9.3 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal to the Designated Office in accordance with Section 9.4.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered by a Holder for repurchase thereof if such Holder has also delivered a Repurchase Notice in accordance with Section 9.2 and has not validly withdrawn such Repurchase Notice in accordance with Section 9.4.

(c)                                  On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  Each Fundamental Change Company Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the effective date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right pursuant to this Section 9.3;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Instrument; and

(vii)                           the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.3.

(d)                                 Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (including as a result of the payment of the Fundamental Change Repurchase Price with respect to such Notes and any related interest described in this Instrument on the Fundamental Change Repurchase Date).  The Company will promptly return to the respective Holders thereof any Note Certificates held by it during the acceleration of the Notes (including as a result of the payment of the Fundamental Change Repurchase Price with respect to such Notes and any related interest described in this Instrument on the Fundamental Change Repurchase Date), and upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

9.4                               Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice

(a)                                 A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Designated Office in accordance with this Section 9.4 at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date or prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(i)                                     the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)                                  the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)                               the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of $100,000 or an integral multiple of $100,000;

9.5                               Optional Redemption for Changes in the Tax Law of the Relevant Taxing Jurisdiction

Other than as described in this Section 9.5, the Notes may not be redeemed by the Company at its option prior to maturity.  If the Company has, or on the next Interest Payment Date would, become obligated to pay to the Noteholder Additional Amounts that are more than a de minimis amount, as a result of:

(a)                                 any change or amendment which is not publicly announced before, and becomes effective after, [closing date], 2020 (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Instrument) in the Laws or any rules or regulations of a Relevant Taxing Jurisdiction; or

(b)                                 any change which is not publicly announced before, and becomes effective on or after, [closing date], 2020  (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Instrument) in any written interpretation, administration or application of such Laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);

(each, a “Change in Tax Law”), the Company may, at its option, redeem all but not part of the Notes (except in respect of certain Holders that elect otherwise as described below) at a redemption price equal to 100% of the principal amount thereof (the “Redemption Price”), plus accrued and unpaid interest, if any, to, but not including, the date fixed by the Company for redemption (the “Redemption Date”), including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price; provided that the Company may only redeem the Notes if (i) the Company cannot avoid such obligations by taking reasonable measures available to the Company (provided that changing the jurisdiction of incorporation of the Company shall be deemed not to be a reasonable measure); and (ii) prior to or simultaneously with the notice of redemption, the Company delivers to the Noteholder an Officers’ Certificate stating that such obligation cannot be avoided by taking reasonable measures available to the Company.

Notwithstanding anything to the contrary in this Section 9.5, neither the Company nor any successor Person may redeem any of the Notes in the case that Additional Amounts are payable in respect of PRC withholding tax and any other tax collected at source at the Applicable PRC Rate or less solely as a result of the Company or its successor Person being considered a PRC tax resident under the PRC Enterprise Income Tax Law.

If the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay, on or at its election, before such Interest Payment Date, the full amount of accrued and unpaid interest, if any, and any Additional Amounts with respect to such interest, due on such Interest Payment Date to the record holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and the Redemption Price shall be equal to 100% of the principal amount of such Note to be redeemed, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price. The Company shall notify the Noteholders in writing of its election and the date on which such interest and any Additional Amounts with respect to such interest shall be paid at the time the Company provides notice of such redemption.

The Company shall give the Noteholders not less than 30 days’ but no more than 60 days’ notice of redemption prior to the Redemption Date.  The Redemption Date must be a Business Day. The notice of redemption may not be revoked or subject to conditions, and outstanding Notes will become due and payable at the redemption price on the redemption date specified in the related notice.

Upon receiving such notice of redemption, each Holder shall have the right to elect to not have its Notes redeemed, provided that (i) the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change or on the Repurchase Date, at maturity or otherwise, and whether in Ordinary Shares, Reference Property or otherwise) after the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price), and (ii) all future payments with respect to such Notes shall be subject to the deduction or withholding of any taxes of such Relevant Taxing Jurisdiction required by law to be deducted or withheld as a result of such Change in Tax Law; provided further that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with the Company’s election to redeem the Notes in respect of such Change in Tax Law, the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

A Holder electing to not have its Notes redeemed must deliver to the Company a written notice of election so as to be received by the Company no later than the close of business on the second Business Day immediately preceding the Redemption Date; provided that a Holder that complies with the requirements for conversion in Section 7.2 shall be deemed to have delivered a notice of its election to not have its Notes so redeemed.  A Holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the Company a written notice of withdrawal prior to the close of business on the second Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price).  If no election is made or deemed to have been made, the Holder shall have its Notes redeemed without any further action.

No Notes may be redeemed by the Company or its successor if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.

9.6                               Cancellation of the Repurchased or Redeemed Notes

All of the Notes that are repurchased or redeemed by the Company will forthwith be cancelled promptly upon the consummation of the repurchase or redemption pursuant to this Section 9, and such repurchased or redeemed Notes shall not be reissued or resold.

10                                  PARTICULAR COVENANTS OF THE COMPANY

10.1                        Payment of Principal and Interest

The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

10.2                        Existence

Subject to Section 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company shall promptly provide the Noteholders with written notice of any change to its name, jurisdiction of incorporation or change to its corporate organization.

10.3                        Filings

For so long as any Notes remain outstanding, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

10.4                        Additional Amounts

(a)                                 All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Instrument and the Notes, including payments of principal (including, if applicable, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), premium, if any, payments of interest, and deliveries of Ordinary Shares or any other consideration due on conversion of a Note (together with payments of cash for any fractional shares entitlement or other consideration), shall be made without withholding, deduction or reduction for any other collection at source for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“applicable taxes”) unless such withholding, deduction or reduction is required by law or by regulation or governmental policy having the force of law.  In the event that any such withholding, deduction or reduction is so required by or within (1) the Cayman Islands or the PRC, (2) any jurisdiction in which the Company or any successor are, for tax purposes, incorporated, organized or resident or doing business or (3) any jurisdiction from or through which payment is made or deemed made (each of (1), (2) and (3), and in each case, any political subdivision or taxing authority thereof or therein, as applicable, a “Relevant Taxing Jurisdiction”), the Company or any successor to the Company shall pay or deliver to each Holder such additional amounts of cash, Ordinary Shares or other consideration, as applicable (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners of the Notes after such withholding, deduction or reduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding, deduction or reduction been required; provided that no Additional Amounts shall be payable:

(i)                                     for or on account of:

(A)                               any applicable taxes that would not have been imposed but for:

(I)                                   the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely acquiring or holding such Note, receiving Ordinary Shares (together with payment of cash for any fractional shares) or other consideration upon conversion of such Note or the receipt of payments or the exercise or enforcement of rights thereunder, including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having had a permanent establishment therein;

(II)                              the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) and interest on such Note or the delivery of Ordinary Shares (together with payment of cash for any fraction of Ordinary Share) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); or

(B)                               any estate, inheritance, gift, sale, transfer, personal property or similar applicable tax or excise tax imposed on transfer of the Notes;

(C)                               any applicable tax that is payable otherwise than by withholding, deduction or any other collection at source from payments or deliveries under or with respect to the Notes;

(D)                               any applicable tax required to be withheld or deducted under Sections 1471 to 1474 of the Code (or any amended or successor versions of such Sections that is substantively comparable and not materially more onerous to comply with) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement or agreement pursuant to Section 1471(b)(1) of the Code entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; or

(E)                                any combination of applicable taxes referred to in the preceding clauses (A), (B), (C) or (D); or

(ii)                                  with respect to any payment of the principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), premium, if any, or interest, on, such Note or the delivery of Ordinary Shares (together with payment of cash for any fraction of Ordinary Share) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment or delivery to the extent that such payment or delivery would be required to be included in the income under the Laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b)                                 The Company or its successor shall pay and indemnify each Holder and beneficial owner for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction (and in the case of enforcement, any jurisdiction) on the execution, delivery, registration or enforcement of any of the Notes, this Instrument or any other document or instrument referred to therein or the receipt of payments with respect thereto (including the receipt of Ordinary Shares (together with payment of cash for any fraction of Ordinary Share) or other consideration due upon conversion).

(c)                                  If the Company or its successor becomes obligated to pay Additional Amounts with respect to any payment or delivery under or with respect to the Notes, the Company or its successor shall deliver to the Noteholders, on a date that is at least 30 days prior to the date of that payment or delivery (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment or delivery date, in which case the Company or its successor shall notify the Noteholders promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable.

(d)                                 The Company or its successor shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable Law.

(e)                                  Any reference in this Instrument or the Notes in any context to the delivery of Ordinary Shares (together with payment of cash for any fraction of Ordinary Share) or other consideration upon conversion of any Note or the payment of principal of (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) and any premium or interest on any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 10.4.

(f)                                   The foregoing obligations shall survive termination, defeasance or discharge of this Instrument or any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction in which any successor to the Company is then, for tax purposes, incorporated, organized or resident or doing business (or any political subdivision or taxing authority thereof or therein) or any jurisdiction from or through which payment under or with respect to the Notes is made or deemed made by or on behalf of such successor (or any political subdivision or taxing authority thereof or therein).

11                                  CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

11.1                        Company May Consolidate, etc., on Certain Terms

Subject to the provisions of Section 11.2, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company, its Subsidiaries and its Variable Interest Entities, taken as a whole, to another Person, unless:

(a)                                 the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the Laws of the United States, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by supplemental instrument, all of the obligations of the Company under the Notes, this Instrument (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 10.4) and the Purchase Agreement;

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Instrument with respect to the Notes;

(c)                                  the Company shall have undertaken commercially reasonable efforts to restructure the Notes so that, after giving effect to such transaction, any conversion of the Notes will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof;

(d)                                 if, upon the occurrence of any such transaction, (x) the Notes would become convertible pursuant to the terms of this Instrument into securities issued by an issuer other than the Successor Company, and (y) such Successor Company is a wholly owned subsidiary of the issuer of such securities into which the Notes have become convertible, such other issuer shall fully and unconditionally guarantee on a senior basis the Successor Company’s obligations under the Notes; and

(e)                                  other conditions specified in this Instrument are met.

For purposes of this Section 11.1, the sale, conveyance, transfer or lease of all or substantially all of the assets of one or more Subsidiaries or Variable Interest Entities of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries or Variable Interest Entities, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated assets of the Company to another Person.

11.2                        Successor Corporation to Be Substituted

In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental instrument, executed and delivered to the Noteholders and satisfactory in form to the Noteholders, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Instrument to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Noteholders.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Instrument as the Notes theretofore or thereafter issued in accordance with the terms of this

Instrument as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 11, the Person named as the “Company” in the first paragraph of this Instrument (or any successor that shall thereafter have become such in the manner prescribed in this Section 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Instrument and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

12                                  DEFAULT AND REMEDIES

12.1                        Events of Default

The following events shall be “Events of Default” with respect to the Notes:

(a)                                 default in any payment of interest or Additional Amounts, if any, on any Note when due and payable and the default continues for a period of 30 days;

(b)                                 default in the payment of principal of any Note when due and payable on the Maturity Date, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)                                  failure by the Company to comply with its obligation to convert the Notes in accordance with this Instrument upon exercise of a Holder’s Conversion Right and such failure continues for a period of three Business Days;

(d)                                 failure by the Company to issue notices in connection with redemption in respect of a Change in Tax Law in accordance with Section 9.5 or a Fundamental Change Company Notice in accordance with Section 9.3(c), in each case, when due and such failure continues for a period of five Business Days;

(e)                                  failure by the Company to comply with its obligations under Section 11;

(f)                                   failure by the Company for 60 days after written notice from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Instrument;

(g)                                  default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)                                 a final judgment for the payment of $25 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not paid, bonded or otherwise discharged or stayed within 60 days after the earlier of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                                     the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)                                    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days;

(k)                                 the Instrument or the Notes shall be (A) declared by any Governmental Authority to be illegal or unenforceable or (B) terminated prior to the scheduled termination date; or

(l)                                     (i) the confiscation, expropriation or nationalization by any Governmental Authority of any property of the Company or any of its Significant Subsidiaries, if such confiscation, expropriation or nationalization could reasonably be expected to have a material adverse effect; or (ii) the revocation or repudiation by any Governmental Authority of any previously granted Governmental Approval to any Group Company, if such revocation or repudiation could reasonably be expected to have a material adverse effect.

12.2        Acceleration; Rescission and Annulment

(a)                                 If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 12.1(i) or Section 12.1(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company may declare up to 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Instrument or in the Notes to the contrary.  If an Event of Default specified in Section 12.1(i) or Section 12.1(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Holders.

(b)                                 At any time after the principal of the Notes shall have been so declared due and payable as provided in the immediately preceding paragraph, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Noteholder a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, to the extent that payment of such interest is enforceable under applicable Law, and on such principal at the rate per annum borne by the Notes plus 1.00% as Additional Interest), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Instrument, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Instrument; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

12.3        Payments of Notes on Default; Suit Therefor

(a)                                 If an Event of Default described in clause (a) or (b) of Section 12.1 shall have occurred, the Company shall, upon demand of Holders of at least 25% in aggregate principal amount of the Notes then outstanding, pay the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes at such time plus 1.00%.  If the Company shall fail to pay such amounts forthwith upon such demand, the Noteholders may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

(b)                                 In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Noteholder, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Noteholder shall have made any demand pursuant to the provisions of this Section 12.3, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims.

12.4        Notice of Defaults and Events of Default

The Company shall immediately notify the Noteholder in writing upon its awareness of the occurrence of any of the Event of Default.

13                                  REPLACEMENT OF NOTE CERTIFICATES

(a)                                 If any Note Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the Designated Office upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require.  Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

(b)                                 Upon request of the Holder for the Instrument to be broken down into a number of note instruments of smaller principal amounts, the Company shall issue additional Note Certificates of such smaller principal amounts without charge and cause the Register of Noteholders to be updated accordingly at the Company’s expense, the within seven (7) Business Days after the date of such request, provided that the existing Note Certificate of this Instrument shall be surrendered by the Holder to the Company for cancellation.

14                                  PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS

If (i) any Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under any Note or to enforce the provisions of such Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under any Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including documented attorneys’ fees and disbursements.

15                                  SUCCESSORS AND ASSIGNS

The Notes apply to, inure to the benefit of, and bind, the successors and assigns of the Company and the Noteholder; provided, however, that the Company may not assign any of its rights or transfer any of its obligations under the Notes without the written consent of the Noteholder.  For the avoidance of doubt and notwithstanding anything to the contrary in Section 6 of this Instrument, the Noteholder may transfer this Note or any portion hereof to any of its Affiliates at any time after the date hereof without the written consent of the Company or any other party.

16                                  AMENDMENTS AND WAIVERS; NOTICES

The amendment or waiver of any term of this Instrument shall be subject to the written consent of all the Noteholders and the Company. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Instrument shall be in writing to the number or address set forth in Register of Noteholders and shall be conclusively deemed to have been duly given (a) when hand-delivered to the other parties, upon delivery; (b) when sent by facsimile or electronic mail at the number or address upon receipt of confirmation of error-free transmission or, in the case of electronic mail, upon such mail being sent unless the sending party subsequently learns that such electronic mail was not successfully delivered; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid; or (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 16 by giving the other parties written notice of the new address in the manner set forth above.

17                                  SEVERABILITY

Any term of this Instrument that is prohibited or unenforceable in a jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18                                  DELAYS OR OMISSIONS

No delay or failure by any party to insist on the strict performance of any provision of this Instrument, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of this Instrument, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

19                                  REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in the Notes shall be cumulative and in addition to all other remedies available under the Notes, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of the Notes. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Holder and that the remedy at law for any such breach shall be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

20                                  GOVERNING LAW AND JURISDICTION

20.1        This Instrument, as to which time shall be of the essence, is governed by and shall be construed in accordance with the law of the State of New York.

20.2        All disputes arising out of or in connection with this Instrument shall be submitted to the Hong Kong International Arbitration Centre and shall be finally settled and resolved under the Hong Kong International Arbitration Centre Administered Arbitration Rules by three arbitrating appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong and the language to be used in the arbitral proceedings shall be English. Nothing in this clause shall prevent any party at any time seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings.

21                                  CONSTRUCTION; HEADINGS

This Instrument shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Instrument are for convenience of reference and shall not form part of, or affect the interpretation of, this Instrument.

IN WITNESS WHEREOF, the Company has caused its duly authorized representatives to execute this Instrument as of the date and year first above written.

BEST Inc.

By:
Name:
Title:

Signature Page of the Convertible Notes Instrument

IN WITNESS WHEREOF, the Noteholder has caused its duly authorized representatives to execute this Instrument as of the date and year first above written.

Alibaba.com Hong Kong Limited

By:
Name:
Title:

Signature Page of the Convertible Notes Instrument

EXHIBIT A

FORM OF NOTE CERTIFICATE

[THIS SECURITY AND THE CLASS A ORDINARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                        REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (a) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (b) NOT A U.S. PERSON AND IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF BEST INC. (THE “COMPANY”) (OTHER THAN AN ENTITY AFFILIATED WITH ALIBABA GROUP HOLDING LIMITED (THE “ALIBABA PURCHASER”) THAT PURCHASED REGULATION S NOTES IN THE INITIAL OFFERING THEREOF AND ITS RESPECTIVE AFFILIATES), AND

(2)                        AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                      TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)                      PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                      TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                      TO A NON U.S. PERSON LOCATED OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR

(E)                       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS (OTHER THE ALIBABA PURCHASER THAT PURCHASED REGULATION S NOTES IN THE INITIAL OFFERING THEREOF AND ITS RESPECTIVE AFFILIATES) MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.]

BEST INC.

4.50% Convertibile Senior Note due 2025

No. [ ]	US$

BEST Inc., a company duly organized and validly existing under the Laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Instrument referred to on the reverse hereof), for value received hereby promises to pay to [         ], or registered assigns, the principal sum of US$[          ], which amount, taken together with the principal amounts of all other outstanding Notes, shall not exceed US$150,000,000 in aggregate at any time on [Maturity Date], 2025, and interest thereon as set forth below.

This Note shall bear cash interest at the rate of 4.50% per year from, and including, [Issue Date], 2020, or from, and including, the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until [Maturity Date], 2025.  Interest is payable semi-annually in arrears on each [Date] and [Date], commencing on [Date], 2020, to Holders of record at the close of business on the preceding [Date] and [Date] (whether or not such day is a Business Day), respectively.  Additional Interest will be payable as set forth in Section 12.2(b) and Section 12.3(a) of the Instrument, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 12.2(b) and Section 12.3(a), and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate per annum borne by the Notes plus 1.00%, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Ordinary Shares (or in the form of ADSs) on the terms and subject to the limitations set forth in the Instrument.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the Laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Instrument, the provisions of the Instrument shall control and govern.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BEST INC.

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

BEST INC.
4.50% Convertible Senior Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.50% Convertible Senior Notes due 2025 (the “Notes”), limited to the aggregate principal amount of US$150,000,000, all issued or to be issued under and pursuant to an Instrument dated as of [Date], 2020 (the “Instrument”), between BEST Inc. and Alibaba.com Hong Kong Limited, as the initial noteholder (the “Initial Noteholder”), reference is hereby made for a description of the rights, limitations of rights, obligations, duties, privileges, disclaimers from liability and immunities thereunder of the Company and the Holders of the Notes.

In the case certain Events of Default, as defined in the Instrument, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Instrument.  In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary of the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Instrument.

Subject to the terms and conditions of the Instrument, the Company will make all payments in respect of the principal amount on the Maturity Date, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, as the case may be, to the Holder who surrenders a Note to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Instrument, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Instrument and the Notes, including, but not limited to, payments of principal (including, if applicable, the Maturity Redemption Price, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), premium, if any, payments of interest, including any Additional Interest, and deliveries of Ordinary Shares or any other consideration due on conversion of a Note (together with payments of cash for any fraction of Ordinary Shares or other consideration) to ensure that the net amount received by the beneficial owners of the Notes after any applicable withholding, deduction or reduction (and after deducting any Taxes on the Additional Amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding, deduction or reduction been required.

No reference herein to the Instrument and no provision of this Note or of the Instrument shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Maturity Redemption Price, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form in denominations of US$100,000 principal amount and integral multiples thereof.  In the manner and subject to the limitations provided in the Instrument, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company, with payment of a sum sufficient to cover any transfer or similar Tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Company may not redeem the Notes prior to the Maturity Date, except in the event of certain Changes in Tax Law as described in Section 9.5 of the Instruments.  No sinking fund is provided for the Notes.

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$100,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$100,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Instrument, the Holder hereof has the right, at its option, from [date], 2020 to prior to the close of business on the second scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is US$100,000 principal amount of Notes or an integral multiple thereof, into Ordinary Shares at the Conversion Rate specified in the Instrument, as adjusted from time to time as provided in the Instrument.

Terms used in this Note and defined in the Instrument are used herein as therein defined.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:          BEST INC.

2nd Floor, Block A, Huaxing Modern Industry Park
No. 18 Tangmiao Road, Hangzhou, Zhejiang, China
+86-571-88995656

CITIBANK, N.A., as ADS Depositary

480 Washington Boulevard, 30th Floor

Jersey City, NJ 07310

Tel. 1-973-461-7174

Email: Citinygats@citi.com

Fax: 1-201-258-3567

The undersigned registered holder of this Note hereby exercises the option to convert that Note, or the portion thereof (that is US$100,000 principal amount or an integral multiple thereof) below designated, into [Ordinary Shares]/[ADSs] in accordance with the terms of the Instrument referred to in this Note, and directs that any [Ordinary Shares]/[ADSs] deliverable upon such conversion, together with any cash payable for any fractions of [Ordinary Shares]/[ADSs], and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  Terms defined in the Deposit Agreement or the Instrument referred to in this Notice are used herein as so defined.  If any [Ordinary Shares]/[ADSs] or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp, issue, transfer or similar taxes, if any, in accordance with Section 7.2(c) of the Instrument.  Any amount required to be paid to the undersigned on account of interest accompanies this Notice.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) during the three months immediately preceding the date hereof.

OR

The undersigned is an entity affiliated with Alibaba Group Holding Limited.

[The undersigned further agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, prior to the end of a 40-day period starting from the transfer of the Notes from an affiliate of Alibaba Group Holding Limited, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the [Ordinary Shares]/[ADSs] converted pursuant to this notice except in accordance with the restrictions set forth in that legend and any applicable Securities Laws of the United States and any state thereof.]1

[For the delivery of Ordinary Shares upon conversion]

The undersigned hereby instructs the Company to register the Ordinary Shares in the name of:

1. Name of Beneficial Owner to Receive Ordinary Shares (English):
2. Address of Beneficial Owner to Receive Ordinary Shares (English):
3. Name of Registered Holder of the Ordinary Shares:
4. Number of Ordinary Shares to be Issued:
5. Beneficial Owner’s Tax ID Number:
6. Contact Name and Tel No. / Email Address:

[For the delivery of ADSs upon conversion]

The undersigned hereby instructs the ADS Depositary to register the ADSs in the name of:

1. Name of Beneficial Owner to Receive ADSs (English):
2. Address of Beneficial Owner to Receive ADSs (English):
3. Name of Registered Holder of the Deposited Shares:
4. Number of Deposited Shares:
5. Number of ADSs to be Issued:
6. Beneficial Owner’s Tax ID Number:
7. Contact Name and Tel No. / Email Address:

[The undersigned instructs the ADS Depositary to deliver the American Depositary Receipts representing the ADSs to the following account:

ADS Receiving Broker ( * are mandatory fields):

a) DTC Broker Name*:
b) DTC Broker’s Participant Account with DTC *:
c) DTC Broker Contact Name:
d) DTC Broker Contact Tel No. / Email:
e) Beneficial Owner’s Account # with DTC Broker*:

OR

e) Local Broker Name (have account with DTC Broker)*:
Local Broker Sub-Account # with DTC Broker*:

1  Include if the Note being converted is not held by an entity affiliated with Alibaba Group Holding Limited.

Local Broker Contact Name:
Local Broker Contact Tel No. / Email:

ADS Delivering Party:

Name:	Citibank, N.A. DTC Account: #2655][2]

For any ADS settlement inquiries, please contact Citibank, N.A. Broker Desk:

Tel: 1-877-CITIADR (1-877-248-4237)
Email: citiadr@citi.com

2  Include bracketed language in the Conversion Notice if the Note being converted is not a restricted security as such term is defined in Rule 144 under the Securities Act.

Dated:

Signature(s)

Fill in for registration of Ordinary Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): US$                  00,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:          BEST INC.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from BEST Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 9.3 of the Instrument referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is US$100,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

The certificate numbers of the Notes to be repurchased are as set forth below:

Certificate Number(s):

Dated:

Signature(s)

Social Security or Other Taxpayer

Identification Number

Principal amount to be repaid (if less than all): US$             00,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF REPURCHASE NOTICE]

To:          BEST INC.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from BEST Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$100,000 principal amount or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Instrument referred to in this Note, at the Repurchase Price to the registered Holder hereof.

The certificate numbers of the Notes to be purchased are as set forth below:

Certificate Number(s):

Dated:

Signature(s)

Social Security or Other Taxpayer

Identification Number

Principal amount to be repaid (if less than all): US$              00,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

FORM OF ASSIGNMENT AND TRANSFER

For value received                                                  hereby sell(s), assign(s) and transfer(s) unto                                                 the within Note, and hereby irrevocably constitutes and appoints                                                  attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, as defined in the Instrument governing such Note, the undersigned confirms that such Note is being transferred:

☐            To BEST Inc. or a subsidiary thereof; or

☐            Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐            Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and the undersigned confirms that the undersigned reasonably believes that the transferee of such Note is a “qualified institutional buyer” (within the meaning of Rule 144A) that is purchasing for its own account or for the account of another qualified institutional buyer and the undersigned has provided such transferee notice that the transfer is being made in reliance on Rule 144A; or

☐            Outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended; or

☐            Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available).

Dated:

Signature(s)

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Instrument”) is entered into on [•], [•]

BY:

[Transferee], [a [•] organized and existing under the Laws of [•] with its registered address at [•]]/[a [•] citizen with identification number of [•]] (the “Transferee”).

RECITALS:

(A)          BEST Inc. (the “Company”) issued, and Alibaba.com Hong Kong Limited (the “Noteholder”) subscribed for certain unsecured convertible notes, convertible into fully paid ordinary shares of the Company by execution of a Convertible Note Instrument on           , 2020 (as amended from time to time, the “Convertible Note Instrument”).

(B)          Transferee is required to join the Convertible Note Instrument pursuant to Section 6 of the Convertible Note Instrument.

(C)          The Transferee now wishes to sign this Instrument, and to be bound by the terms of the Convertible Note Instrument as a “Noteholder” and a party thereto.

THIS INSTRUMENT WITNESSES as follows:

1.              DEFINED TERMS AND CONSTRUCTION

(a)           Capitalized terms used but not defined herein shall have the meaning set forth in the Convertible Note Instrument.

(b)           This Instrument shall be incorporated into the Convertible Note Instrument as if expressly incorporated into the Convertible Note Instrument.

2.              UNDERTAKINGS

(a)         Assumption of obligations

The Transferee undertakes, to each other party of the Convertible Note Instrument that [it]/[he] will, with effect from the date hereof, perform and comply with each of the obligations of a Noteholder as if [it]/[he] had been a party to the Convertible Note Instrument at the date of execution thereof and the Company agrees that where there is a reference to a “Noteholder” or a “party” there [it]/[he] shall be deemed to include a reference to the Transferee and with effect from the date hereof, all the rights of a Noteholder provided under the Convertible Note Instrument will be accorded to the Transferee as if the Transferee had been a Noteholder and a Party under the Convertible Note Instrument at the date of execution thereof.

3.              REPRESENTATIONS AND WARRANTIES

(a)         The Transferee represents and warrants to each of the other parties of the Convertible Note Instrument as follows:

(i)             [Status

It is a company duly organized, established and validly existing under the Laws of the jurisdiction stated in preamble 1 of this Instrument and has all requisite power and authority to own, lease and operate its assets and to conduct the business which it conducts.] [if applicable]

(ii)          Due Authorization

It has full power and authority to execute and deliver this Instrument and the execution, delivery and performance of this Instrument by the Transferee has been duly authorized by all necessary action on behalf of the Transferee.

(iii)       Legal, Valid and Binding Obligation

This Instrument has been duly executed and delivered by the Transferee and constitutes the legal, valid and binding obligation of the Transferee, enforceable against [it]/[he] in accordance with the terms hereof.  The Transferee’s execution, delivery and performance of this Instrument will not violate: (x) [any provision of its organizational documents] [if applicable]; (y) any material terms of material agreements to which the Transferee is a party or by which the Transferee is bound; or (z) any order, writ, injunction, decree or statute, or any rule or regulation, applicable to the Transferee.

4.              MISCELLANEOUS.

The provisions of Section 6 of the Convertible Note Instrument shall be incorporated herein by reference and shall apply as if set forth in full herein, mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the Transferee has [caused its duly authorized representatives to execute]/[executed] this Instrument as of the date and year first above written.

[Transferee]

By:
Name:
Title:

Notice details

Address:

Email:

Facsimile:

Acknowledged and Agreed by:

BEST Inc.

By:
Name:
Title:

Notice details

Address:

Email:

Facsimile:

Schedule 1

REGISTRATION RIGHTS

1.                                      Definitions

Capitalized terms used but not defined in this Schedule shall have the meanings ascribed to them under the Instrument. For purposes of this Schedule:

a.                                      Conversion. The term “Conversion” means conversion of Notes in accordance with their terms for Ordinary Shares or ADSs.

b.                                      Investor. The term “Investor” means Alibaba.com Hong Kong Limited and its successors or assigns.

c.                                       Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

d.                                      Registration Statement. The term “registration statement” means a Form F-3 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the SEC available to an issuer if a Form F-3 is not available to such issuer).

e.                                       Registrable Securities. The term “Registrable Securities” means: any Ordinary Shares issued or issuable upon Conversion and Ordinary Shares issued or issuable in respect of such Ordinary Shares upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Ordinary Shares, including, in each case, such Ordinary Shares in the form of ADSs. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold in a registered public offering under the Securities Act or sold pursuant to Rule 144 promulgated under the Securities Act.

f.                                        Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” means the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of the Notes then outstanding.

g.                                       Form F-3. The term “Form F-3” means such respective form of registration statement under the Securities Act (including Form F-3, as appropriate) or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

SC1-1

h.                                      Registration Expenses. The term “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2 and 3 of this Schedule, including, without limitation, (i) SEC, stock exchange and Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Investor, (v) all “roadshow” expenses if the underwriter or underwriters advise that a “roadshow” is advisable to complete the sale of the Registrable Securities proposed to be sold in an offering, (vi) fees charged by the ADS Depositary with respect to the deposit of Ordinary Shares against issuance of ADSs and (vii) any liability insurance or other premiums for insurance obtained in connection with Sections 2 and 3 of this Schedule, regardless of whether any registration statement is declared effective.

i.                                          Selling Expenses. The term “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Section 2 or 3 of this Schedule and fees of legal counsels in any registration.

2.                                      Demand Registration

a.                                      Form F-3 Eligibility. The Company shall maintain its ability to register the Registrable Securities on Form F-3. In case the Company shall receive from the Investor a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities held by the Investor with an aggregate public offering price covering the amount requested of at least US$5,000,000, then the Company will, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution (which, if requested by the Investor, may be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act) of all or such portion of the Investor’s Registrable Securities as are specified in such request.

b.                                      Underwriting. If the Investor intends to distribute Registrable Securities covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of its request made pursuant to this Section 2. In such event, the Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwritten offering by the Investor and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise the Investor, and the number of

SC1-2

Registrable Securities that may be included in the underwritten offering shall be reduced as required by the underwriter(s); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any Person other than the Investor, including, without limitation, any Person who is an employee, officer or director of any Group Company; provided further, that at least fifty percent (50%) of shares of Registrable Securities requested by the Investor to be included in such underwriting and registration shall be so included. The Investor may, at its sole discretion, elect to withdraw from the underwritten offering by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

c.                                       Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registration requested by the Investor pursuant to this Section 2; provided that if the sale of all of the Registrable Securities sought to be included in a registration statement pursuant to this Section 2 is not consummated for any reason other than due to the action or inaction of the Investor including Registrable Securities in such registration statement, such registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 2.

d.                                      Deferral. Notwithstanding the foregoing, (i) the Company shall not be obligated to register or qualify Registrable Securities for sale and distribution pursuant to this Section 2: (a) if, within ten (10) days of the receipt of the Investor’s request to register any Registrable Securities under Section 2, the Company gives notice to the Investor of its bona fide intention to effect the filing for its own account of a registration statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that registration statement to become effective within sixty (60) days of the initial filing; provided, further, that the Investor is entitled to join such registration subject to Section 3 of this Schedule; (b) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any registration statement pertaining to Ordinary Shares of the Company filed pursuant to this Schedule, including without limitation Section 3 of this Schedule; or (iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting the proposed registration or qualification, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, and (ii) if the Company shall furnish to the Investor pursuant to this Section 2, a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for a registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Investor; provided, however, that the

SC1-3

Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Ordinary Shares during such twelve- (12-) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.                                      Piggyback Registrations

Subject to the terms of this Schedule, if the Company proposes to register for its own account any of its equity securities in connection with a public offering of such securities, or if any demand registration of equity securities is requested by other shareholders, the Company shall notify the Investor in writing at least thirty (30) Business Days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to any primary or secondary offering of securities of the Company, but excluding registration statements relating to any registration under Section 2 of this Schedule or to any employee benefit plan or a corporate reorganization), and shall afford the Investor an opportunity to include in such registration statement all or any part of the Registrable Securities then held by the Investor. The Investor desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within ten (10) Business Days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Investor wishes to include in such registration statement. If the Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any other shareholders, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company or any other shareholders with respect to offerings of its securities, all upon the terms and conditions set forth herein.

a.                                      Underwritten offering. If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Investor. In such event, the right of the Investor’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon the Investor’s participation in such underwritten offering and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein. The Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Schedule but subject to Section 9 of this Schedule, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwritten offering, and the number of shares that may be included in the registration and the underwritten offering shall be allocated, first, to the Company, second, to the Investor, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude Ordinary Shares (including the Registrable Securities) from the registration and underwritten offering as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Ordinary Shares of the Registrable

SC1-4

Securities, on a pro rata basis, for which inclusion has been requested; and (ii) all Ordinary Shares that are not Registrable Securities and are held by any other Person who is not the Investor, including, without limitation, any Person who is an employee, officer or director of any Group Company shall first be excluded from such registration and underwritten offering before any Registrable Securities are so excluded. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the registration.

b.                                      Not Demand Registration. Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 of this Schedule. There shall be no limit on the number of times the Investor may request registration of Registrable Securities under this Section 3.

4.                                      Expenses

All Registration Expenses incurred in connection with any registration pursuant to Section 2 or 3 of this Schedule (but excluding the Selling Expenses) shall be borne by the Company. The Investor participating in a registration pursuant to Section 2 or 3 of this Schedule shall bear the Investor’s Selling Expenses, in connection with such offering by the Investor.

5.                                      Obligations of the Company

Whenever required to effect the registration of any Registrable Securities under this Schedule, the Company shall, as expeditiously as reasonably possible:

a.                                      Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that in the case of any registration of the Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

b.                                      Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

c.                                       Prospectuses. Furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in

SC1-5

order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

d.                                      Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

e.                                       Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. The Investor participating in the underwritten offering shall also enter into and perform its obligations under such an agreement.

f.                                        Notification. Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

g.                                       Compliance. Comply with all applicable rules and regulations of the SEC, and make available to the Company’s security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

h.                                      Listing. Cause all such Registrable Securities (in the form of ADSs or otherwise) to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

i.                                          Updates. Keep the Investor advised in writing as to the initiation and progress of any registration under Section 2 or 3 of this Schedule.

j.                                         Cooperation. Cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made.

k.                                      Other Reasonable Steps. Take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

SC1-6

6.                                      Other Obligations of the Company

So long as any Registrable Securities remain outstanding, the Company shall not terminate the Deposit Agreement and shall, if necessary, direct the ADS Depositary to file, and cooperate with the ADS Depositary in filing, amendments to the Form F-6 registering ADSs to increase the amount of ADSs registered thereunder to cover the total number of ADSs corresponding to the Registrable Securities then outstanding.

7.                                      Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 or 3 of this Schedule that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

8.                                      Indemnification

In the event any Registrable Securities are included in a registration statement under Section 2 or 3 of this Schedule:

a.                                      By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Investor, its partners, officers, employees, agents, affiliates, directors, legal counsel, any underwriter (as defined in the Securities Act) for the Investor and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, fines, expenses or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, fines, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”):

i.                                          any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

ii.                                       the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; or

iii.                                    any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse the Investor, its partner, officer, employee, agent, affiliate, director, legal counsel, underwriter and controlling Person for any legal or

SC1-7

other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, fines, expense, liability or action; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, fines, expense, liability or action and the reimbursement of any legal or other expenses incurred in connection therewith if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by the Investor, partner, officer, director, legal counsel, underwriter or controlling Person of the Investor or (B) delivery of a prospectus by the Investor who has received notice from the Company that the registration statement relating thereto contains an untrue statement of a material fact or an omission of a material fact.

b.                                      By the Investor. To the extent permitted by law, the Investor will, if the Registrable Securities held by the Investor are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or any underwriter, against any losses, claims, damages, fines, expenses or liabilities (joint or several) to which the Company or any such director, officer, controlling Person or underwriter may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, fines, expenses or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor to the Company expressly for use in connection with such registration; and the Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, fines, expense, liability or action; provided, however, that the indemnity agreement contained in this Section 8.b shall not apply to amounts paid in settlement of any such loss, claim, damage, fines, expense, liability or action and the reimbursement of any legal or other expenses incurred in connection therewith if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 8 exceed the net proceeds received by the Investor in the registered offering out of which the applicable Violation arises.

c.                                       Notice. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written

SC1-8

notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

d.                                      Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such losses, claims, damages or liabilities, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) the Investor shall not be required to contribute any amount in excess of the net proceeds to the Investor from the sale of all such Registrable Securities offered and sold by the Investor pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

e.                                       Survival; Consents to Judgments and Settlements. The obligations of the Company and the Investor under this Section 8 shall survive the completion of any offering

SC1-9

of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9.                                      No Registration Rights to Third Parties

Without the prior written consent of the Investor, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the registration rights described in this Schedule, or otherwise) relating to any securities of the Company which are senior to those granted to the Investor.

10.                               Rule 144 Reporting

With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

a.                                      make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

b.                                      file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

11.                               Re-sale Rights

The Company shall at its own cost use its best efforts to assist the Investor in the sale or disposition of, and to enable the Investor to sell under Rule 144 promulgated under the Securities Act the maximum number of, its Registrable Securities, including without limitation (a) the prompt delivery of applicable instruction letters to the Company’s transfer agent to remove legends from the Investor’s share certificates, (b) if required by the transfer agent, causing the prompt delivery of appropriate legal opinions from the Company’s counsel in forms reasonably satisfactory to the Investor’s counsel, (c) (i) the prompt delivery of instruction letters to the Company’s share registrar and depository agent to convert the Investor’s securities into depository receipts or similar instruments to be deposited in the Investor’s brokerage account(s), and (ii) the prompt payment of all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Investor. The Company acknowledges that time is of the essence with respect to its obligations under this Section 11, and that any delay will cause the Investor irreparable harm and constitutes a material breach of its obligations under this Schedule.

12.                               Assignability of Registration Rights

The rights to cause the Company to register Registrable Securities granted under this Schedule and any other rights under this Schedule shall be assignable by the Investor to any

SC1-10

transferee or assignee of Registrable Securities or the Notes who is an affiliate of the Investor in connection with a transfer of the Registrable Securities or the Notes to such transferee or assignee in accordance with the terms and conditions of the Instrument.

SC1-11